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                                                                 Exhibit (d)(11)

                        EURO 200,000,000 MULTICURRENCY
                          REVOLVING CREDIT AGREEMENT

                            dated 22 November 1999


                                    RHODIA
                       as Initial Borrower and Guarantor


                                       *
                        acting through its Paris branch
                        as Arranger and Initial Lender

                                      and

                                       *
                       acting through its London branch
                                   as Agent



                                  LINKLATERS
                              25 rue de Marignan
                                  75008 Paris

                          Tel: +33 (0) 1 56 43 56 43

                          Fax: +33 (0) 1 43 59 41 96

                                 Ref: EMB/SDXC





----------------

* Confidential treatment for the name of the bank has been requested pursuant to Item 1007(d) of Regulation M-A under the Securities Exchange Act of 1934, and the name of the bank has been filed separately with the Securities and Exchange Commission.



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TABLE OF CONTENTS

Clause                                                                 Page

 1      Interpretation..............................................     1

 2      The Facility................................................     8

 3      Conditions Precedent........................................     9

 4      Drawdown....................................................     9

 5      Repayment...................................................    10

 6      Payment.....................................................    10

 7      Cancellation................................................    11

 8      Interest....................................................    12

 9      Currency Option.............................................    13

10      Commitment Fee..............................................    14

11      Taxes.......................................................    14

12      Illegality..................................................    15

13      Increased Costs.............................................    15

14      Change in Market Conditions.................................    16

15      Mitigation..................................................    16

16      Guarantee and Indemnity.....................................    16

17      Payments....................................................    18

18      Representations and Warranties..............................    21

19      Information.................................................    23

20      Undertakings................................................    23

21      Default.....................................................    27

22      Default Interest............................................    28

                                       i
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23      Indemnities................................................     29

24      The Agent and Arranger.....................................     30

25      Set-off/Pro Rata Sharing...................................     33

26      Expenses and Stamp Duty....................................     34

27      Calculations and Evidence..................................     35

28      Novation...................................................     35

29      Remedies, Waivers, Amendments and Consents.................     37

30      Communications.............................................     37

31      Partial Invalidity.........................................     38

32      Nature of Rights and Obligations...........................     38

33      Counterparts...............................................     38

34      Governing Law and Jurisdiction.............................     39

        Schedule 1 Conditions Precedent............................     40

        Schedule 2 Certificate of Rhodia...........................     42

        Schedule 3 Certificate of Acceding Borrower................     43

        Schedule 4 Opinion of General Counsel to Rhodia............     45

        Schedule 5 Novation Notice.................................     50

        Schedule 6 Notice requesting Advance.......................     52

        Schedule 7 Accession Agreement.............................     53

        Schedule 8 Mandatory Costs.................................     56

        Schedule 9 Form of Taux Effectif Global Letter.............     58

This AGREEMENT is made on 22 November 1999 BETWEEN

(1) RHODIA as initial borrower ("RHODIA") and as guarantor of the obligations of any Acceding Borrower (the "GUARANTOR")

(2) * acting through its Paris branch, as arranger and, acting through its London branch, as agent (the "ARRANGER" and the "AGENT" respectively) and

(3)  * acting through its Paris branch, as initial lender (the "INITIAL LENDER")

BACKGROUND

As a result of arrangements by the Arranger, a Euro-denominated revolving credit facility of up to (Euro)200,000,000, with a multicurrency option, will be made available to Rhodia and to any Acceding Borrower (in the latter case under the guarantee of the Guarantor).

IT IS AGREED as follows:

1    INTERPRETATION

1.1 DEFINITIONS: In this Agreement, except to the extent that the context requires otherwise:

     "ACCEDING BORROWER" means any Subsidiary of Rhodia that has acceded to this Agreement in accordance with Clause 2.5

     "ACCESSION AGREEMENT" means an agreement substantially in the form set out in Schedule 7

     "ADVANCE" means an advance made or to be made to any Borrower by the Banks under this Agreement or, as the case may be, the outstanding principal amount of any such advance

     "AGREED TAKEOVER" means a public offer by any Person, or any group of connected Persons, or any Persons acting in concert, for the acquisition (either directly or indirectly) of the majority of the voting share capital of Rhodia in relation to which the Conseil d'Administration of Rhodia has published a final recommendation (avis motive) to the holders of such share capital to accept such public offer pursuant to Reglement no. 89-03 of the Commission des operations de bourse (or any other applicable regulation or law from time to time in the Republic of France or in any other jurisdiction)

     "APPLICABLE ACCOUNTING PRINCIPLES" means those accounting principles, standards and practices on which the preparation of the audited consolidated accounts of Rhodia as at 31 December 1998 and for the financial year ended on that date was based and those accounting policies which were used in the preparation of those accounts

     "AVAILABLE COMMITMENT" means, in relation to a Bank at any particular time, its Commitment less the Euro Amount of its Outstandings at such time

     "AVAILABLE FACILITY" means the total amount of the Available Commitments

     "BANKS" means the Initial Lender and each New Bank and "BANK" means any of the Banks

     "BORROWERS" means Rhodia and any Acceding Borrower and "BORROWER" means any of the Borrowers

     "BUSINESS DAY" means

            (i)    other than for the purposes contemplated in paragraph (ii) or
                   (iii), a day (other than Saturday or Sunday) on which:

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                   (a)   deposits in Sterling and any relevant Optional Currency
                         may be dealt in on the Inter-bank Market and

                   (b) banks and foreign exchange markets are open in London (and, if a payment is to be made in Dollars on that day, New York) for business generally or

           (ii) in respect of interest rate fixing in Euro, a day (other than Saturday or Sunday) on which the TARGET System is operating or

           (iii) in respect of payments in or any other matter in relation to Euro (except in respect of interest rate fixing), a day (other than Saturday or Sunday) on which:

                   (a)   the TARGET System is operating and

                   (b) banks are open for business generally in London and such financial centre in such (if any) Participating Member State or Participating Member States as the Agent shall from time to time nominate for this purpose

     "CANADIAN DOLLARS" and "CAD" means the lawful currency of Canada

     "COMMITMENT" means, subject as provided in this Agreement, (i) in relation to the Initial Lender, (Euro)200,000,000 and (ii) in relation to a new Bank, the amount set out in the relevant Novation Notice

     "DOLLARS" and "$" mean the lawful currency of the United States of America

     "EONIA" means, in relation to an amount in Euro in respect of which a default interest rate is to be determined pursuant to this Agreement, the rate displayed at or about 5:00 p.m. (Brussels time) on that date on the Telerate Monitor which displays the Euro overnight index average (being currently page 247) or any equivalent successor to such page

     "EURO" or "(Euro)" means the single currency of the Participating Member States which was introduced on 1 January 1999

     "EURO AMOUNT" means, in relation to an Advance:

            (i) if the notice requesting that Advance requested that it be denominated in Euro, the amount specified in that notice or

            (ii) if the notice requesting that Advance requested that it be denominated in an Optional Currency, the Euro equivalent (calculated as at or about the Specified Time) of the amount specified in that notice except that, if all or part of that Advance is not made or is repaid or prepaid, the Euro Amount of that Advance shall be correspondingly reduced. Any reference to the Euro Amount of a prepayment or a Bank's Outstandings shall be construed accordingly

     "EURIBOR" means the rate which is quoted for that Term or Interest Period on page "248" on the Telerate Monitor (or such other page or service as may replace it for the purpose of displaying European inter-bank offered rates of leading reference banks for deposits in Euro) as of 11 a.m. (Brussels time) on the Rate Fixing Day as being the interest rate offered in the European inter-bank market for deposits in Euro for the same period as the relevant Term or Interest Period (or, if the periods are not the same, such period, if any, as the Agent determines to be substantially the same) but:

             (i) if the offered rate so appearing is replaced by the corresponding rates of more than one bank, the rate shall be the arithmetic mean (rounded up, if necessary, to the next 1/16%) of the respective rates so appearing and

             (ii) if for any other reason such offered rate does not so appear, or if the relevant page is unavailable, the rate shall be the arithmetic mean (rounded as mentioned above) of the respective rates (as quoted to the Agent at its request) at which each Euro Reference Bank is offering deposits in Euro for the relevant Term or Interest Period to prime banks in the European inter-bank market at or about 11 a.m. (Brussels time) on the Rate Fixing Day for that Term or Interest Period

     "EURO REFERENCE BANKS" means, subject to Clause 28.5.1, Societe Generale, Credit Lyonnais, Deutsche Bank AG, and J.P. Morgan & Co., each acting through such European office as is from time to time designated by it to the Agent for this purpose

     "EVENT OF DEFAULT" means one of the events mentioned in Clause 21.1

     "EXCHANGEABLE NOTE OFFER" means the issue and offering by Rhone-Poulenc S.A. of its (Euro)1,014,371,737 3.25% Exchangeable Notes due 2003, exchangeable into the shares of Rhodia

     "FACILITY OFFICE" means, in relation to a Bank at any particular time, the office through which it is then acting for the purpose of this Agreement

     "FINANCIAL INDEBTEDNESS" means, in relation to any Borrower, the aggregate of:

             (i)   any indebtedness for monies borrowed by such Person

             (ii) any indebtedness (actual or contingent) under a Guarantee, Security, Indemnity or other commitment designed to protect any creditor against loss in respect of any financial indebtedness of any third party

             (iii) any indebtedness under or in respect of any acceptance credit opened on behalf of such Person

             (iv) any indebtedness under or in respect of any debenture, note, bill of exchange, Note, commercial paper, certificate of deposit or similar instrument on which such Person is liable

             (v) any indebtedness for money owing in respect of any interest swap or currency swap, such indebtedness to be measured on a mark-to-market basis at such time and shall include, in relation to any particular counterparty, application of the relevant ISDA netting procedures and

             (vi) any payment obligations of such Person under any lease entered into for the purpose of obtaining or raising finance and "ANY FINANCIAL INDEBTEDNESS" means any of the above

     "FINAL MATURITY DATE" means the date which is the fifth anniversary of the date of this Agreement

     "GROUP" means, at any particular time, Rhodia and all its Subsidiaries (and "MEMBER OF THE GROUP" shall be construed accordingly)

     "GUARANTEE" means the Guarantee given by the Guarantor in respect of the obligations of any Acceding Borrower under this Agreement in accordance with Clause 16

     "INTER-BANK MARKET" means:

             (i)    in case of Euro, the European inter-bank market and

             (ii)   in any other case, the London inter-bank market

     "INTEREST PERIOD" means a period by reference to which interest is calculated on an overdue sum

     "LIBOR", in respect of any Term or Interest Period, means the rate which is quoted for that Term or Interest Period on the relevant page on the Telerate Monitor (or such other service as may replace it for the purpose of displaying London inter-bank offered rates of leading reference banks for deposits in the relevant currency) as of 11 a.m. on the Rate Fixing
     Day as being the interest rate offered in the Inter-bank Market for deposits in the relevant currency for the same period as the relevant
     Term or Interest Period (or, if the periods are not the same, such period, if any, as the Agent determines to be substantially the same) but:

             (i) if the offered rate so appearing is replaced by the corresponding rates or more than one bank, the rate shall be the arithmetic mean (rounded, if necessary, to 4 decimal places) of the respective rates so appearing and

             (ii) if for any other reason such offered rate does not so appear, or if the relevant page is unavailable, the rate shall be the arithmetic mean (rounded as mentioned above) of the respective rates (as quoted to the Agent at its request) at which each London Reference Bank is offering deposits in the relevant currency for the relevant Term or Interest Period to prime banks in the Inter-bank market at or about 11 a.m. on the Rate Fixing Day for that Term or Interest Period

     Until replaced, the relevant Telerate Monitor pages are "3750" or "3740" as appropriate, depending on the particular currency, or, in the case of a currency the rate for which is not shown on pages 3750 or 3740, such other page as is notified by the Agent to the relevant Borrower before the relevant Advance is made in that particular currency

     "JAPANESE YEN" and "(Yen)" means the lawful currency of Japan

     "LONDON REFERENCE BANKS" means, subject to Clause 28.5.1,, HSBC Bank Plc., Citibank NA, Barclays Bank PLC and Societe Generale, each acting through such London office as is from time to time designated by it to the Agent for this purpose

     "MATERIAL ADVERSE CHANGE" means, in relation to Rhodia, any event in respect of the Assets or financial condition of the Group taken as a whole having, in the reasonable opinion of the Agent acting on the instructions of the Majority Banks, a material adverse effect on the ability of such Obligor to perform in a timely manner all or any of its payment obligations under this Agreement including the Guarantee in Clause 16 hereof

     "MAJORITY BANKS" means Banks whose Commitments together exceed 66-2/3% of the total Commitments (or, once the Commitments equal zero, Banks the Euro Amounts of whose Outstandings together exceed 66-2/3% of the Euro Amounts of the total Outstandings)

             (i) "MANDATORY COSTS" means, in relation to any Term or Interest Period (or part of a Term or Interest Period) relating to an Advance or overdue sum, the percentage rate per annum determined by the Agent in accordance with Schedule 8

     "MARGIN" means 0.25% per annum

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     "NEW BANK" means a bank or financial institution to which a Bank seeks to novate (or, as the case may be, has novated) all or part of its rights and/or obligations in accordance with Clause 28.3

     "NOVATION NOTICE" means a notice substantially in the form set out in
     Schedule 5

     "OBLIGORS" means the Borrowers and the Guarantor and "OBLIGOR" means any of the Obligors

     "OPTIONAL CURRENCY" means Dollars, Japanese Yen, Swiss Francs, Canadian Dollars, Swedish Kroner and Sterling, and any other currency which is freely transferable and freely convertible into Euro in international foreign exchange markets and which Rhodia and the Agent may from time to time agree

     "OUTSTANDINGS" means, in relation to a Bank at any particular time, the aggregate principal amount of its shares of all (if any) Advances outstanding at that time

     "PARTICIPATING MEMBER STATE" means a member state of the European Union that adopts or has adopted the Euro as its currency in accordance with the legislation of the European Union relating to European Economic and Monetary Union

     "PLACE OF PAYMENT" means the principal financial centre of the country of the currency to be paid (or, if there is more than one such centre, one of those centres as selected by the Agent and notified to Rhodia)

     "POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of any notice or the expiry of any period of time (in each case under this Agreement), would constitute an Event of Default under this Agreement and which, in relation to any Borrower, is not capable of being cured without a Material Adverse Change in relation to such Borrower in the reasonable opinion of the Agent, acting on the instruction of the Majority Banks

     "QUALIFYING LENDER" means a Person which is entitled to any part of an Advance and any interest to be paid to it on that part of that Advance and which fulfills the conditions (other than the completion and filing of forms by such person) imposed by French or any other applicable law, taking into account, as the case may be, any applicable international treaty, in order for any sum payable by the Obligor not to be subject to any withholding or deduction for any Tax

     "RATE FIXING DAY" means:

             (i) in the case of Sterling, the first day of the relevant Term or Interest Period or

             (ii) in the case of Euro, the second TARGET Business Day before the first day of the relevant Term or Interest Period or

             (iii) in the case of any other currency, the second Business Day before the first day of the relevant Term or Interest Period

     "REFERENCE BANKS" means the London Reference Banks or the Euro Reference Banks, as the case may be

     "REPAYMENT DATE" means, in relation to an Advance, the last day of its Term

     "REQUIRED AMOUNT" means:

             (i) in the case of Euro, a minimum of Euro 10,000,000 and an integral multiple of Euro 5,000,000

             (ii) in the case of an Optional Currency, such amount as is from time to time agreed by Rhodia and the Agent or, failing agreement, the equivalent (rounded on such basis as may reasonably be determined by the Agent and notified to Rhodia) of the Required Amount for Euro

     "STERLING" and "(Pound)" mean the lawful currency of the United Kingdom

     "SUBSIDIARY" means in relation to any Person (its "HOLDING COMPANY"), at any particular time, any other Person which is then directly or indirectly Controlled, or more than 50% of whose issued equity share capital (or the like) is then beneficially owned, directly or indirectly, by that Person

     "SWEDISH KRONER" or "SEK" means the lawful currency of the Kingdom of Sweden

     "SWISS FRANCS" or "CHF" means the lawful currency of Switzerland

     "TARGET BUSINESS DAY" means a day on which TARGET is operating

     "TARGET SYSTEM" means the Trans-European Real-Time Gross Settlement Express Transfer (TARGET) System (or, if the TARGET system ceases (having regard to any convention or practice in the Inter-Bank Market) to be the principal clearing or settlement system for the purpose of clearing or settling payments in Euro, such other clearing or settlement system for the purpose of clearing or settling payments in Euro, such other clearing or settlement system as the Agent may from time to time nominate for the purpose of clearing or settling payments in Euro under this Agreement)

     "TERM" means, in relation to an Advance, the period for which it is to be or, as the case may be, has been made.

1.2 CONSTRUCTION OF CERTAIN REFERENCES: Except to the extent that the context requires otherwise, any reference in this Agreement to:

     an "AFFILIATE" of any Person means any Subsidiary or holding company of that Person, or any Subsidiary of any such holding company, or any other Person in which that Person or any such holding company or Subsidiary owns at least 20% of the equity share capital or the like an "AGENCY" of a state includes any agency, authority, central bank, department, government, legislature, minister, ministry, official or public or statutory Person (whether autonomous or not) of, or of the government of, that state or any political sub-division in or of that state the "AGENT" prior to the appointment of the Agent pursuant to Clause 24.1 shall be the Initial Lender this "AGREEMENT" includes this Agreement as from time to time amended, supplemented, novated, restated or replaced and any document which amends, supplements, novates, restates or replaces this Agreement, in accordance with Clause 28.3 or 29.2 the "ASSETS" of any Person means all or any part of its business, undertaking, property, assets, revenues (including any right to receive revenues) and uncalled capital, wherever situated

     "CONSENT" also includes an approval, authorisation, exemption, filing, licence, order, permission, recording or registration (and references to obtaining Consents shall be construed accordingly) one Person being "CONTROLLED" by another means that that other (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) has the power to appoint and/or remove all or the majority all or the majority of the members of the Board of Directors or other governing body of that Person or otherwise controls or has the power to control the affairs and policies of the Person a "DIRECTIVE" includes any present or future directive, regulation, request, requirement, rule or credit restraint programme of any Agency of any state or of any self-regulating organisation

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     (whether or not having the force of law but, if not having the force of law, only if compliance with the Directive is in accordance with the general practice of Persons to whom the Directive is intended to apply) and including, for the avoidance of doubt, the European Central Bank the "EQUIVALENT" in any currency (the "FIRST CURRENCY") of any amount in another currency (the "SECOND CURRENCY") shall be construed as a reference to the amount in the first currency which could be purchased with that amount in the second currency at the spot rate of exchange at which the Agent would have been prepared and able to purchase that amount in the first currency for the second currency in the London foreign exchange market for value as at the relevant time on the relevant date specified in this Agreement (or, where no such time and date is specified, for value at such time and on such date as the Agent may from time to time reasonably determine to be appropriate in the circumstances)

     a "GUARANTEE" also includes an indemnity, and any other obligation (whatever called) of any Person to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of Assets or services, or otherwise) for the payment of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any Indebtedness of any other Person a "LAW" include common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure, in each case of any jurisdiction whatever (and "LAWFUL" and "UNLAWFUL" shall be construed accordingly)

     any "OBLIGATION" of any Person under this Agreement or any other agreement or document shall be construed as a reference to an obligation expressed to be assumed by or imposed on it under this Agreement or, as the case may be, that other agreement or document (and "DUE", "OWING", "PAYABLE" and "RECEIVABLE" shall be similarly construed)

     a "PERSON" includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or Agency or a state (in each case, whether or not having separate legal personality)

     "SECURITY" includes any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance and any other agreement or arrangement having substantially the same economic effect (and "SECURED" shall be construed accordingly)

     "TAX(ES)" includes any present or future tax, levy, impost, duty, charge, fee, deduction or withholding or any nature and whatever called, by whomsoever, or whomsoever and wherever now or at any future time imposed, levied, collected, withheld or assessed

     "TAX ON OVERALL NET INCOME" of a Person shall be construed as a reference to Tax (other than Tax deducted or withheld from any payment) imposed on that Person by the jurisdiction in which its principal office (and/or, in the case of a Bank, its Facility Office) is located by reference to (a) the net income, profits or gains of that Person worldwide or (b) such of its net income, profits or gains as arise in or relate to that jurisdiction a time of the day is to London time unless otherwise stated

     the "WINDING-UP" of a Person also includes the amalgamation, administration, reconstruction, dissolution, liquidation, merger or consolidation of that Person, and any equivalent or analogous procedure under the law of any jurisdiction.

1.3 CALCULATION OF FINANCIAL COVENANTS: Consolidated New Worth, EBITDA and Net Financial Expenses shall be calculated on a consolidated basis and interpreted in accordance with Applicable Accounting Principles and shall be expressed in Euro.

1.4 HEADINGS: Headings shall be ignored in construing this Agreement.

2   THE FACILITY

2.1 AMOUNT: The Banks grant to the Borrowers a Euro denominated revolving credit facility, in the case of the Acceding Borrowers under the Guarantee of the Guarantor, of up to (Euro)200,000,000, with a multicurrency option.

2.2 PRO RATA PARTICIPATION IN ADVANCES: Each Bank will participate through its Facility Office in each Advance to be made under the facility in the proportion borne by its Available Commitment to the Available Facility when the Agent receives the notice requesting that Advance (unless, between then and the time for making that Advance, its Available Commitment is reduced to zero, in which case the amount of that Advance will be reduced accordingly).

2.3 CALCULATION OF AVAILABLE COMMITMENTS/FACILITY: In order to calculate the amount of the Available Facility and each Bank's Available Commitment in connection with a proposed Advance (whether for the purpose of Clause 2.2 or 4.2.2):

    2.3.1 any Advances with Repayment Dates on or before the proposed date of that Advance shall be deemed to have been repaid and

    2.3.2 if any other requests are outstanding for Advances to be made on or before the proposed date of that Advance, all Advances to which those requests relate shall be deemed to be outstanding.

2.4 PURPOSE: Each Borrower shall use the entire proceeds of each Advance made to it to finance its general corporate purposes but neither the Agent nor the Arranger nor any Bank need check that it does so.

2.5 ACCESSION OF ACCEDING BORROWERS

    2.5.1 CONDITIONS: Rhodia may at any time, upon giving not less than 30 days' prior written notice to the Agent, request that any of its Subsidiaries accedes as an Acceding Borrower under this Agreement, provided that no accession (an "ACCESSION") will occur unless the Agent confirms to Rhodia that the following conditions appear to it have been fulfilled:

          (i)   all the Banks have agreed to such Accession

          (ii) the Agent has received an Accession Agreement signed by the Guarantor and that Acceding Borrower, duly completed to give effect to the Accession and containing such (if any) additional provisions as the Agent shall have requested in the light, inter alia, of the place of incorporation, residence or identity of the Acceding Borrower

          (iii) all representations and warranties in Clauses 18.1 to 18.7 and
                18.10 to 18.13 and (in the case of such Acceding Borrowers) in that Accession Agreement (in each case, except to any extent waived in accordance with Clause 29.2) have been complied with and would be correct in all respects if repeated at the time of that Accession by reference to the circumstances then existing.

          (iv) no Event of Default or Potential Event of Default has occurred and is continuing, or will occur as a result of that Accession, other than any waived in accordance with Clause 29.2 and

        (v) the Agent has received documents appearing to the Agent to comply with the requirements of Schedule 1.

        2.5.2 ACCESSION: On the conditions described in Clause 2.5.1 appearing to the Agent to be satisfied or having been waived, the Agent shall sign the relevant Accession Agreement for and on behalf of itself, the Arranger and the Banks, whereupon the relevant Accession shall occur. Upon such Accession occurring:

                (i) the Acceding Borrower shall acquire all the rights and assume all the obligations of a Borrower under this Agreement and

                (ii) the Guarantee of the Guarantor in Clause 16 shall apply to those obligations.

                The Agent shall promptly thereafter confirm to the Guarantor and the Banks that such Accession has occurred.

3       CONDITIONS PRECEDENT

        Rhodia may not make its first request for an Advance until the Agent has confirmed to Rhodia that it has received documents appearing to it to comply with the requirements of Part 1 of Schedule 1. No other Borrower may make its first request for an Advance unless Clause 2.5 has been compiled with.

4       DRAWDOWN

4.1 DRAWDOWN CONDITIONS: Advances will be made by the Banks to and as requested by the relevant Borrower if the additional conditions set out in Clauses 4.2 to 4.5 are fulfilled.

4.2 DRAWDOWN REQUEST: Not later than 10 a.m. (Paris time or, in the case of an Advance requested in an Optional Currency, London time) on the third (or, in the case of an Advance with a proposed Term of a period of more than 6 months), the fifth Business Day before the proposed date of the relevant Advance (or, as the case may be, such later time as may be acceptable to the Agent and the Banks for the purpose of the relevant request), the Agent has received from that Borrower a notice substantially in the form set out in Schedule 6 specifying:

        4.2.1 the purposed date of that Advance, which must be a Business Day before the Final Maturity Date

        4.2.2 its amount which must be or produce a Euro Amount equal to or less than the Available Facility and, if less, must be a Required Amount

        4.2.3 the currency (which must be Euro or an Optional Currency) in which that Borrower wishes that Advance to be made

        4.2.4   its Term, which must be in accordance with Clause 8.1 and

        4.2.5 details of the bank (which must be in the Place of Payment) and account to which that Borrower wishes the proceeds of that Advance to be made available by the Agent.

4.3 NO MARKET DISRUPTION: No event mentioned in Clause 14.1 occurs in relation to that Advance.

4.4 REPRESENTATIONS ETC. CORRECT: All representations and warranties in Clause 18 (except those in Clauses 18.9, 18.10 and 18.12 and except to any extent waived in accordance with Clause 29.2) have been complied with and would be correct if repeated on the proposed date of that Advance by reference to the circumstances then existing.

4.5 NO EVENT OF DEFAULT ETC.: No Event of Default or Potential Event of Default has occurred on or before that date, or will occur as a result of making that Advance, other than any waived in accordance with Clause 29.2.

4.6 NOTIFICATION OF DRAWDOWN REQUESTS: The Agent shall promptly (and in any event by 5 p.m. on the third Business Day before the proposed date of the Advance) notify each Bank of the proposed details of, and the amount of that Bank's share of, each Advance.

4.7 LIMIT ON NUMBER OF ADVANCES AND CURRENCIES: Not more than 10 Advances may be outstanding at any one time. Advances may not be denominated in more than 4 currencies at any one time.

5       REPAYMENT

5.1 REPAYMENT OF ADVANCES: Each Borrower shall repay each Advance made to it on its Repayment Date, together with all unpaid interest accrued on that Advance. However, as the facility is revolving, any amount repaid before the Final Maturity Date will remain available for reborrowing on the terms and conditions of this Agreement.

5.2 FINAL MATURITY DATE: If on the Final Maturity Date any Advance remains outstanding, the Borrower to which that Advance was made shall repay that Advance on that date together with all unpaid accrued interest and fees and any other sum then due under this Agreement.

6       PREPAYMENT

6.1     OF CERTAIN BANKS: If:

        6.1.1 (i) a Borrower becomes obliged to pay any Tax or other amount for the account of any Bank under Clause 11.2 or 13 or (ii) it is or will become unlawful for a Borrower to perform or comply with any one or more of its obligations under this Agreement and

        6.1.2 in either case, that Borrower gives to the relevant Bank or Banks not less than 10 days' notice of the date of prepayment,

        that Borrower may prepay all (but not part only) of such Bank or Banks' Outstandings without premium on the date of prepayment specified in that notice. Any such prepayment must be accompanied by all unpaid accrued interest on such Bank or Banks' Outstandings, the prepayment commissions referred to in Clause 6.2, all unpaid fees accrued to such Bank or Banks and any other sum then due to such Bank or Banks under any other provision of this Agreement.

6.2 PREPAYMENT COMMISSION: In the event of a prepayment made by a Borrower pursuant to Clause 6.1, that Borrower shall pay to the relevant Bank or Banks a prepayment commission equal to the amount by which (i) the present value on the date of prepayment (the "PREPAYMENT DATE") of the unpaid accrued interest due on such Bank's Outstandings for the period from and including the Prepayment Date up to and excluding the Repayment Date(s) of such Outstandings exceeds (ii) the present value on the Prepayment Date of the reinvestment interest that the Bank or Banks is/are able to obtain on an amount equal to such Outstandings for the period from, and including, the Prepayment Date to, and excluding, the Repayment Date(s) of such Outstandings. In this Clause 6.2, "REINVESTMENT INTEREST" means interest calculated in accordance with EURIBOR (or LIBOR in respect of Outstandings denominated in Optional Currencies) quoted two Business Days before the Prepayment Date, for the period from and including the Prepayment Date up to and excluding the Repayment Date(s) of such Outstandings. The discount rate applicable to the calculation of the present value of the interest referred to in (i) and (ii) will be EURIBOR (or LIBOR in respect of Outstandings denominated in Optional Currencies) applicable to the remaining period. If not available, the discount rate will be the rate offered to the Bank or Banks by the relevant Reference Banks

6.3 MISCELLANEOUS: Any notice of prepayment given by a Borrower under this Agreement must be accompanied by any Consent required from any Agency of the country of incorporation of the Borrower or the Guarantor to the making of that prepayment (or by confirmation from the relevant Borrower that no such Consent is required) and will oblige that Borrower to prepay in accordance with that notice. Except as expressly provided in this Agreement, a Borrower may not repay or prepay all or any part of an Advance.

6.4 CHANGE OF CONTROL: With the exception of any change of control pursuant to the terms of the Exchangeable Note Offer, if, after the date of this Agreement, control of Rhodia is acquired (or is deemed to be held) by any Person, or any group of connected Persons, or any Persons acting in concert other than by way of an Agreed Takeover, Rhodia shall notify the Agent promptly after becoming aware of the relevant event.

    During the period beginning on the occurrence of that event and ending 30 days after the date on which the Agent receives that notification from
    Rhodia:

    6.4.1 the Banks shall not be obliged to make any Advance, except to any extent otherwise agreed by the Majority Banks and

    6.4.2 the Majority Banks may instruct the Agent to give notice to Rhodia declaring:

          (i) the Commitments to be cancelled, whereupon they shall be cancelled and/or

          (ii) all Advances, all unpaid accrued interest and fees and any other sum then payable under Clause 6.2 or any other provision of this Agreement to be due and payable, whereupon they shall become due and payable, in the case of an Advance made for a Term of less than 6 months, on the Repayment Date of that Advance and, in the case of an Advance made for a Term of more than 6 months on the date falling six months after the date of the occurrence of the event.

7   CANCELLATION

7.1 OF ALL BANKS: Rhodia may cancel the Available Facility, or any part of it which is (Euro)10,000,000 or a higher whole multiple of (Euro)5,000,000, without premium or penalty at any time before the Final Maturity Date by giving to the Agent not less than 10 Business Days' notice of the date and amount of the cancellation. Any such partial cancellation shall reduce each Bank's Commitment rateably.

7.2 OF CERTAIN BANKS: If the events specified in Clauses 6.1.1 and 6.1.2 occur, the relevant Bank's Commitment shall be cancelled upon the making of the relevant prepayment. In addition, if any event specified in Clause 6.1.1 occurs and there are no Outstandings owing to the relevant Bank, Rhodia may cancel all (but not part only) of that Bank's Commitment at any time before the Final Maturity Date by giving to that Bank not less than 10 Business Days' notice of the date of the cancellation.

7.3 CANCELLATION RIGHTS LIMITED: Rhodia may not cancel all or any part of the Commitments except as expressly provided in this Agreement.

8   INTEREST

8.1 TERM OF ADVANCES: Interest shall be calculated on each Advance by reference to the Term of that Advance. The Term shall begin on the proposed date of that Advance and shall be of 1, 2, 3 or 6 months' duration, or any other period of up to 12 months, as selected by the relevant Borrower in the notice requesting that Advance except as follows:

    8.1.1 A Borrower may not select a Term ending after the Final Maturity Date.

    8.1.2 A Borrower's selection of a Term of a period of more than 6 months shall only be effective if no Bank disagrees with that selection by notice received by the Agent by 2 p.m. on the fourth Business Day before the proposed date of the Advance. If the Agent receives any such notice, it shall promptly (and in any event by 5 p.m. on the fourth Business Day before the proposed date of the Advance) notify the relevant Borrower and the Banks of that fact and of the alternative duration of that Term. In that event, subject to this Clause 8.1, that Term shall be of the alternative duration (if any) selected by the relevant Borrower in its notice to apply if its first selection is ineffective. If no such effective alternative duration is so selected, the Term of that Advance shall be 6 months or, as the case may be, of such shorter duration as ends on the Final Maturity Date.

8.2 NORMAL INTEREST RATE: The rate of interest applicable to an Advance for all or any part of its Term shall be the rate per annum (as determined by the Agent) equal to the sum of:

    8.2.1 the Margin

    8.2.2 EURIBOR (or, in the case of Advances in an Optional Currency, LIBOR) for that Term and

    8.2.3 in the case of Advances in Sterling, the Mandatory Costs for that Term.

8.3 NOTIFICATION OF INTEREST RATES: The Agent shall promptly notify the relevant Borrower, the Guarantor and the Banks of each rate of interest determined in accordance with this Agreement.

8.4 PAYMENT OF INTEREST: On the Repayment Date of an Advance or (in the case of an overdue sum) the last day of each Interest Period relating to that overdue sum, the relevant Borrower shall pay the unpaid interest accrued during that Term or Interest Period on the Advance or overdue sum to which it relates at the rate(s) applicable for that Term or Interest Period. However, in the case of a Term of Interest Period of more than 6 months, the interest accrued during the first 6 months shall be paid on the last day of that 6 month period.

8.5 TAUX EFFECTIF GLOBAL: For the purposes of the requirements of articles L313-1 and L313-2 of the French Code de la Consommation, the parties to this Agreement acknowledge that, due to certain characteristics of this Agreement, and in particular to the floating interest rate applicable to the Advances, the actual all-in percentage rate (taux effectif global) payable by the Borrowers under this Agreement cannot be calculated at the date of this Agreement. Notwithstanding the above, a letter dated on or about the date of this Agreement from the Agent to Rhodia, substantially in the form of Schedule 9, shall be signed and shall contain indicative calculations of such actual all-in percentage rate.

9       CURRENCY OPTION

9.1 REQUESTS FOR OPTIONAL CURRENCY: If a Borrower so requests in the notice requesting an Advance, that Advance shall be made in the Optional Currency specified in that request unless otherwise provided in this Agreement.

9.2 RESPONSE TO REQUEST FOR AN OPTIONAL CURRENCY: Not later than 11 a.m. on the second Business Day before the proposed date of any Advance, any Bank may notify the Agent to the effect that:

        9.2.1 that Bank expects to be unable to obtain matching deposits in the relevant Optional Currency in the Inter-bank Market at or about 11 a.m. on the Rate Fixing Day in sufficient amounts to fund its share of that Advance or

        9.2.2 it would be impossible, impracticable, unlawful or contrary to a Directive for its share of that Advance to be denominated in the relevant Optional Currency.

        If the Agent receives any such notice, it shall promptly (and in any event by 5 p.m. on the second Business Day before the proposed date of the Advance) notify the relevant Borrower and the Banks.

9.3 FALLBACK CURRENCY: If the Agent receives a notice from any Bank in accordance with Clause 9.2 (and, where applicable, also receives such a notice in relation to the alternative duration of the relevant Term resulting from the operation of Clause 8.1.2) then, subject to Clause 4.3, the relevant Advance shall instead be made in Euro and in the Euro Amount of that Advance.

9.4     CHANGES IN CONDITION: Without prejudice to Clause 14, if:

        9.4.1 any event described in Clause 9.5 occurs (or comes to the attention of the Agent) after receipt by the Agent of the notice requesting an Advance and

        9.4.2 the Agent gives notice to the relevant Borrower by 10 a.m. on the proposed date of an Advance to the effect that, as a result, it will not be possible for that Advance to be made in the Optional Currency requested by the relevant Borrower then (subject to Clause 4.3) that Advance shall instead be made in Euro and in the Euro Amount of that Advance. In that event, the rate of interest applicable to that Advance for its Term shall be determined by reference to rates prevailing at such time on such day as the Agent determines to be appropriate (and all references to 11 a.m. on the Rate Fixing Day shall be construed accordingly).

9.5     SUPERVENING EVENTS: The events referred to in Clause 9.4 are:

        9.5.1 the relevant Optional Currency for any reason not being freely convertible into Euro and/or not being freely transferable

        9.5.2 such changes in applicable law or Directive (including, in particular, exchange controls) or in the availability in the Inter-bank Market of deposits for the relevant Term in the relevant Optional Currency as (in any such case) would, in the reasonable opinion of the Agent acting on the instructions of the Majority Banks, make it impossible, impracticable, unlawful or contrary to a Directive for all or part of the relevant Advance to be denominated in that Optional Currency during that Term and/or the impossibility of making payment in the Place of Payment in the manner provided for in this Agreement.

10      COMMITMENT FEE

        Rhodia shall pay a commitment fee at the rate of 0.125% per annum on the amount of each Bank's Available Commitment from day to day during the period beginning on the date of this Agreement and ending on the Final Maturity Date. That fee shall be payable in Euro quarterly in arrear from the date of this Agreement and on the Final Maturity Date or any earlier date on which that Bank's Commitment is reduced to zero.

11      TAXES

11.1 PAYMENTS TO BE FREE AND CLEAR: All sums payable by an Obligor under this Agreement shall be paid free of any restriction or condition and free and clear of and (except to the extent required by law) without any deduction or withholding, whether for or on account of Tax, by way of set-off or otherwise.

11.2    GROSSING-UP OF PAYMENTS:

        11.2.1 If an Obligor or any other Person (whether or not a party to, or on behalf of a party to, this Agreement) must at any time deduct or withhold any Tax or other amount from any sum paid or payable by, or received or receivable from, an Obligor under this Agreement, the relevant Obligor shall at the same time pay such additional amount as is necessary to ensure that the Agent or, as the case may be, the Arranger or Bank to which that sum is due receives and retains (free from any liability other than Tax on its own Overall Net Income) a net sum equal to what it would have received and so retained had no such deduction or withholding been required or made. However, if on the due date of a payment of interest by an Obligor resident for tax purposes in the Republic of France to a Bank on an Advance, that Bank is not a Qualifying Lender and, as a result, the relevant Obligor is required to deduct or withhold any Tax from that payment of interest, that Obligor shall not be so required to pay an additional amount in respect of any such deduction or withholding unless it results from the introduction of or any change in, or in the interpretation or application of, any relevant law or any relevant practice of the tax authorities of the jurisdiction of such Obligor after this Agreement is entered into or, as the case may be, after the date that bank becomes a Bank.

        11.2.2 If an Obligor or any other Person (whether or not a party to, or on behalf of a party to, this Agreement) must at any time pay any Tax or other amount on, or calculated by reference to, any sum received or receivable (including any sum received or receivable under this Clause 11.2.2) by the Agent or, as the case may be, the Arranger or Bank under this Agreement (except for a payment by the Agent, the Arranger or a Bank of Tax on its own Overall Net Income), the relevant Obligor shall pay or procure the payment of that Tax or other amount before any interest or penalty becomes payable or, if that Tax or other amount is payable and paid by the Agent, the Arranger or a Bank, shall reimburse it on demand for the amount paid by it.

        11.2.3 Within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax or other amount which it is required by Clause 11.2.2 to pay, the relevant Obligor shall deliver to the Agent evidence satisfactory to the Agent or, as the case may be, the Arranger or relevant Bank of that deduction, withholding or, as the case may be, payment and (where remittance is required) of the remittance thereof to the relevant taxing or other authority.

        11.2.4 As soon as an Obligor is aware that any such deduction, withholding or payment is required (or of any change in any such requirement), it shall notify the Agent.

12      ILLEGALITY

        If at any time any Bank determines that it is or will become unlawful or contrary to any Directive for it to allow all or part of its Commitment to remain outstanding, to make, fund or have outstanding all or part of its Outstandings and/or to carry out all or any of its other obligations under this Agreement then, unless the problem has been resolved by the operation of Clause 8.1.2 or 9:

12.1 upon that Bank notifying the Obligors, its Commitment (if any) shall be cancelled and

12.2 the relevant Borrower shall prepay that Bank's share of each Advance owing by that Borrower on the Repayment Date of that Advance or on such earlier date (if any) as that Bank shall certify to be necessary to comply with the relevant law or Directive, together with all unpaid accrued interest thereon, all unpaid fees accrued to that Bank and any other sum then due to that Bank from that Borrower under Clause 6.2 or any other provision of this Agreement.

13      INCREASED COSTS

13.1 INDEMNITY: If the Agent or, as the case may be, the Arranger or any Bank determines that, as a result of any law or Directive:

        13.1.1 it (or any of its holding companies) incurs a cost in maintaining all or any part of its Commitment and/or in making, maintaining or funding all or any part of its share of any Advance or any overdue sum and/or

        13.1.2 any sum received or receivable by it under this Agreement or the effective return to it under this Agreement or the overall return on its capital is reduced (except on account of Tax on its Overall Net Income) and/or

        13.1.3 it (or any of its holding companies) makes any payment (except on account of Tax on its Overall Net Income) or forgoes any interest or other return on or calculated by reference to the amount of any sum received or receivable by it under this Agreement the relevant Obligor shall indemnify it (or pay to it an amount sufficient to indemnify any of its holding companies) against that cost, reduction, payment or foregone interest or other return (except to the extent that it results from a deduction or withholding of Tax) and, accordingly, shall from time to time on demand (whenever made) pay to the Agent for its own account or, as the case may be, for the account of the Arranger or that Bank the amount certified by it to be necessary so to indemnify it (or any of its holding companies).

13.2 CAPITAL ADEQUACY: Under Clause 13.1, a Bank shall be entitled to claim indemnification not only for a cost, reduction, payment or forgone interest or other return directly attributable to this Agreement, its Commitment, its share of any Advance or any overdue sum, but also for that proportion of any cost, reduction, payment or forgone interest or other return which that Bank (or any of its holding companies) determines to be fairly allocable to this Agreement, its Commitment, its share of any Advance or any overdue sum in relation to any law or Directive applicable to that Bank (or any of its holding companies) or affecting the conduct of that Bank's (or any of its holding companies) business or a type of business or the manner in which or the extent to which that Bank (or any of its holding companies) allocates capital resources.

14      CHANGE IN MARKET CONDITIONS

14.1    TRIGGERING EVENTS: If in relation to any Advance:

        14.1.1 the Agent is unable to determine EURIBOR or, as the case may be, LIBOR or

        14.1.2 the Agent is notified by the Majority Banks that (a) they are or expect to be unable to obtain matching deposits in the Inter-bank Market at or about 11 a.m. on the Rate Fixing Day in sufficient amounts to fund their respective shares of that Advance during its Term and the problem is not resolved by the operation of Clause 8.1.2 or 9 or (b) EURIBOR or, as the case may be, LIBOR fixed for the Term of that Advance does not reflect the cost to those Banks of obtaining such deposits the Agent shall promptly notify the relevant Borrower, the Guarantor and the Banks and that Advance shall not be made.

14.2 NEGOTIATION: Rhodia and the Agent (on behalf of and after consultation with the Banks) shall then negotiate until not more than 25 days after the Agent gives that notification with a view to agreeing an alternative basis for calculating the interest payable on and/or funding Advances. Any alternative basis agreed in writing by the Agent (on behalf of and with the consent of all the Banks) and Rhodia within that 25 day period shall take effect in accordance with its terms.

15      MITIGATION

        If any circumstances arise which result, or would on the giving of notice result, in an Obligor having to make a payment to or for the account of a Bank under Clause 11.2.1, 11.2.2, 12.2 or 13, or in a Bank's Commitment being cancelled under Clause 12.1, then without in any way limiting, reducing or otherwise qualifying any of the obligations of an Obligor under clauses 11 to 14:

                (i) promptly after an officer of that Bank with responsibility for its participation in this facility becomes aware of the relevant circumstances and their results, that Bank shall notify Rhodia and

                (ii) in consultation with Rhodia and the Agent, that Bank shall take all such steps as it determines are reasonably open to it and as are acceptable to Rhodia and the Agent to mitigate the effect of those circumstances (such as changing its Facility Office, restructuring its participation in the facility and/or novating some or all of its rights or obligations under this Agreement to another Person acceptable to Rhodia and willing to take that novation).

        However, no Bank shall be obliged to take any such steps which in its opinion would or might have an adverse effect on that Bank. Furthermore, if as a result of taking any such steps, that Bank is not a Qualifying Lender, the last sentence of Clause 11.2.1 shall not apply to that Bank.

16      GUARANTEE AND INDEMNITY

16.1 GUARANTEE: The Guarantor unconditionally and irrevocably guarantees that, if for any reason any Acceding Borrower does not pay any sum payable by it under this Agreement by the time, on the date and otherwise in the manner specified in this Agreement (whether on the normal due date, on acceleration or otherwise), the Guarantor will pay that sum before close of business on that date in the Place of Payment.

16.2 GUARANTOR AS PRINCIPAL DEBTOR: As between the Guarantor and (apart from any Acceding Borrower) the other parties to this Agreement but without affecting any Acceding Borrower's obligations, the Guarantor shall be liable under this Clause 16 as if it were the sole principal debtor and not merely a surety. Accordingly, the Guarantor shall not be discharged, nor shall its liability be affected, by anything which would not discharge it or affect its liability if it were the sole principal debtor (including:

        16.2.1 any time, indulgence, concession, waiver or consent at any time given to any Acceding Borrower or any other Person

        16.2.2 any amendment or supplement to any other Clause of this Agreement or to any Security or other Guarantee

        16.2.3 the making or absence of any demand on any Acceding Borrower or any other Person for payment

        16.2.4 the enforcement or absence of enforcement of this Agreement or of any Security or other Guarantee

        16.2.5 the taking, existence or release of any Security or other
               Guarantee

        16.2.6 the Winding-up of the Guarantor, any Acceding Borrower or any other Person, or any step being taken for such Winding-up or

        16.2.7 the illegality, invalidity or unenforceability of, or any defect in, any provision of this Agreement or any Security or other Guarantee or any of the obligations of any of the parties under or in connection with this Agreement or any Security or other Guarantee).

16.3 GUARANTOR'S OBLIGATIONS CONTINUING: The Guarantor's obligations under this Agreement are and will remain in full force and effect by way of continuing security until no sum remains to be lent under this Agreement and the Agent, Arranger and Banks have irrevocably received or recovered all sums payable under this Agreement. Furthermore, those obligations of the Guarantor are additional to, and not instead of, any Security or other Guarantee at any time existing in favour of any Person, whether from the Guarantor or otherwise, and may be enforced without first having recourse to any Borrower, any other Person, any Security or any other Guarantee. The Guarantor irrevocably waives all notices and demands of any kind.

16.4 EXERCISE OF GUARANTOR'S RIGHTS: So long as any sum remains to be lent or remains payable under this Agreement:

        16.4.1 any right of the Guarantor, by reason of the performance of any of its obligations under this Clause 16, to be indemnified by an Acceding Borrower, to prove in respect of any liability in the Winding-up of an Acceding Borrower or to take the benefit of or enforce any Security or other Guarantee shall (and shall only) be exercised and enforced in such manner and on such terms as the Agent (acting on instructions from the Majority Banks) may require and

        16.4.2 any amount received or recovered by the Guarantor (a) as a result of any exercise of any such right or (b) in the Winding-up of any Acceding Borrower shall be held in trust for the Agent, the Arranger and the Banks and immediately paid to the Agent.

16.5 AVOIDANCE OF PAYMENTS: The Guarantor shall on demand indemnify the Agent, the Arranger and each Bank against any funding or other cost, loss, expense or liability (including loss of Margin) sustained or incurred by the Agent or, as the case may be, the Arranger or that Bank as a result of it being required for any reason (including any bankruptcy, insolvency, Winding-up or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by an Acceding Borrower under this Agreement and shall in any event pay to the Agent or, as the case may be, the Arranger or relevant Bank on demand the amount so refunded by it.

16.6 SUSPENSE ACCOUNTS: For the purpose of enabling the Agent, the Arranger or any Bank to maximise its recoveries in any actual or potential Winding-up, any amount received or recovered by the Agent, Arranger or any Bank (otherwise than as a result of a payment by an Acceding Borrower to the Agent) in respect of any sum payable by an Acceding Borrower under this Agreement may be placed by the recipient in an interest bearing suspense account. That amount may be kept there (with any interest earned being credited to that account) unless and until the recipient is satisfied that it is not obliged to pay any further sum under this Agreement and that it has irrevocably received or recovered its share of the Advances, all interest accrued thereon and any other sums payable to it under this Agreement.

16.7 INDEMNITY: As separate, independent and alternative stipulations, the Guarantor unconditionally and irrevocably agrees:

        16.7.1 that any sum which, although expressed to be payable by any Acceding Borrower under this Agreement, is for any reason (whether or not now existing and whether or not now known or becoming known to any party to this Agreement) not recoverable from the Guarantor on the basis of a guarantee shall nevertheless be recoverable from it as if it were the sole principal debtor and shall be paid by it to the Agent on demand and

        16.7.2 as a primary obligation to indemnify (upon receipt of reasonable details of the relevant costs from the party to be indemnified) the Agent, the Arranger and each Bank against any loss suffered by it as a result of any sum expressed to be payable by any Acceding Borrower under this Agreement not being paid by the time, on the date and otherwise in the manner specified in this Agreement or any payment obligation of any Acceding Borrower under this Agreement being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to any party to this Agreement), the amount of that loss being the amount expressed to be payable by any Acceding Borrower in respect of the relevant sum.

17      PAYMENTS

17.1 BY BANKS: On each date on which an Advance is to be made, each Bank shall make its share of that Advance available to the Agent. Each such amount shall be made available in the currency in which that Advance is to be denominated:

        17.1.1 if in Euro, so as to received in Euro and in immediately available cleared funds before 11:00 a.m. (Brussels time) to such account of the Agent and/or with such other bank in Europe as the Agent shall have designated to it for that purpose and

        17.1.2 if in any Optional Currency, in that currency and in such funds and by such time on the due date as may then be generally accepted for the settlement in the Place of Payment of international payments in that currency to such account with such bank in the Place of Payment as the Agent may specify.

        If so requested by the Agent, the relevant Bank will promptly confirm to the Agent that it will make the relevant payment as required by this Clause 17.1.

17.2 DISBURSEMENT TO BORROWERS: The Agent shall make the amounts so received by it from the Banks available to the relevant Borrower before close of business in the Place of Payment on that date by payment in the same currency and funds as received by the Agent to such account with such bank as the relevant Borrower shall have specified in the notice requesting that

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

        Advance. If any Bank makes its share of an Advance available to the Agent later than required by Clause 17.1, the Agent shall make that share available to the relevant Borrower as soon as practicable thereafter.

17.3    CURRENCY OF PAYMENTS:

        17.3.1 Each repayment or prepayment of principal of an Advance shall be made in the currency in which that Advance was made.

        17.3.2 Each payment of interest shall be made in the currency in which the Advance or other amount in respect of which that interest accrued was denominated during the period in respect of which that interest accrued.

        17.3.3 Each additional amount payable under Clause 11.2.1 shall be paid in the same currency as the sum to which it relates.

        17.3.4 Each sum payable under Clause 11.2.2, 13, 16.6 or 26.1.3 shall be paid in the currency specified by the Person for whose account it is payable.

        17.3.5 All payments in respect of costs, losses, expenses and liabilities under Clause 17.8.2, 23.1, 24.8, 26.1.1 or 26.1.2 shall be made in the currency in which they were incurred.

        17.3.6 All other payments shall be made in Euro.

17.4 OBLIGORS: On each date on which a payment is to be made by an Obligor, it shall make that payment to the Agent in the currency specified in Clause 17.3:

        17.4.1 if payable in Euro, in Euro and in immediately available cleared funds so as to be received before 11.00 a.m. local time in Brussels (in the case of a Borrower) or close of business in Brussels (in the case of the Guarantor) to the Agent's account referred to in Clause 17.1.1 or, as the case may be, such other account of the Agent and/or with such other bank in Europe as the Agent shall have designated to it for that purpose and

        17.4.2 if payable in any other currency, in that currency and in such funds and (in the case of the Borrowers) by such time on the due date as may then be generally accepted for the settlement in the Place of Payment of international payments in that currency or (in the case of the Guarantor) by close of business in the Place of Payment. All such payments shall be made to such account with such bank in the Place of Payment as the Agent may specify.

        If so requested by the Agent, the relevant Obligor will promptly confirm to the Agent that it will make the relevant payment as required by this Clause 17.4.

17.5 DISTRIBUTION TO BANKS: The Agent shall make available to the Arranger and each Bank before close of business in the Place of Payment on that date its pro rata share (if any) of any sum so received by the Agent from an Obligor in the same currency and funds as received by the Agent to such account of the Arranger or that Bank with such bank in the Place of Payment as it shall have designated to the Agent for that purpose. If any sum is received by the Agent from an Obligor later than required by Clause 17.4, the Agent shall make the Arranger and each Bank's share (if any) available to it as soon as practicable thereafter.

17.6 NETTING OF PAYMENTS: Notwithstanding Clauses 4.2.5 and 17.1 to 17.3 or any other provision of this Agreement:

        17.6.1 if on any date an amount (the "FIRST AMOUNT") is to be advanced by a Bank under this Agreement and an amount (the "SECOND AMOUNT") is due from an Obligor to that Bank

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

               under this Agreement in the same currency, that Bank shall apply the first amount in or towards payment of the second amount. The relevant Bank shall remain obliged to advance any excess (or, as the case may be, the relevant Obligor shall remain obliged to pay any shortfall) in accordance with this Clause 17 and

               17.6.2 if on any date an amount (the "FIRST AMOUNT") is to be advanced by a Bank under this Agreement and an amount (the "SECOND AMOUNT") is due from an Obligor to that Bank under this Agreement in a different currency and if the relevant Obligor and the Agent so agree by 10 a.m. on the first Business Day prior to the proposed date of such Advance (or, if Clause 9.4 applies, by such time on such date as the Agent determines to be appropriate in the circumstances) the Agent shall:

               (i) apply a sum equal to the first amount (or, as the case may be, so much of the first amount as is necessary) in purchasing in the London foreign exchange market, for value on the due date of payment of the second amount, an amount in the currency of the second amount (or, as the case may be, so much of the second amount as can be purchased with the first amount) and

               (ii) on receipt of the amount so purchased apply it in or towards payment of the second amount, unless for any reason either of those applications cannot be made at the relevant time.

               The relevant Bank shall remain obliged to advance the first amount in the currency of the first amount and the relevant Obligor shall remain obliged to repay the second amount in the currency of the second amount, notwithstanding this Clause 17.6.2.

        Nothing in this Clause 17.6 shall be effective to create a charge.

17.7 ORDER OF DISTRIBUTION: If the amount received by the Agent from an Obligor on any date is less than the total sum remaining and/or becoming due under this Agreement on that date, the Agent shall apply that amount in or towards payment of the following sums in the following order:

        17.7.1 first, in or towards payment pro rata of any sums then due to the Agent or the Arranger in its capacity as such

        17.7.2 secondly, in or towards payment pro rata of any sums (other than principal of or interest on the Advances) then due to the Banks (or any of them)

        17.7.3 thirdly, in or towards payment pro rata of any interest then due on the Advances

        17.7.4 fourthly, in or towards payment pro rata of any principal then due.

17.8 REFUNDING OF PAYMENTS: The Agent shall not be obliged to (but may) make available to any Person any sum which it is expecting to receive for the account of that Person until it has been able to establish that it has received that sum. However, it may do so if it wishes. If and to the extent that it does so but it transpires that it had not then received the sum which it paid out:

        17.8.1 the Person to whom the Agent made that sum available shall on demand refund it to the Agent and

        17.8.2 that Person or (at the option of the Agent) the Person by whom that sum should have been made available shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other cost, loss, expense

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

            or liability sustained or incurred by it as a result of paying out that sum before receiving it but without prejudice to the rights of any party hereto against such defaulting party.

17.9 NON-BUSINESS DAYS:

     17.9.1 If any Repayment Date or the Final Maturity Date would otherwise fall on a non-Business Day, it shall instead fall on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

     17.9.2 Any payment to be made by an Obligor (otherwise than on a Repayment Date or the Final Maturity Date) and which would otherwise be due on a non-Business Day shall instead be due on the next Business Day.

18   REPRESENTATIONS AND WARRANTIES

     Each Obligor represents and warrants to and for the benefit of each other party to this Agreement in relation to itself only as follows:

18.1 STATUS: It is a limited liability company duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the power and authority to own its Assets and to conduct the business which it conducts and/or proposes to conduct and, in the case of any Acceding Borrower, is Controlled by Rhodia.

18.2 POWERS: It has the power to enter into, exercise its rights and perform and comply with its obligations under this Agreement.

18.3 AUTHORISATION AND CONSENTS: All action, conditions and things to be taken, fulfilled and done (including the obtaining of any necessary Consents, the making of registrations and the like) in order:

     (i) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this Agreement (including, in relation to the Guarantor, the Guarantee)

     (ii) to ensure that those obligations are valid, legally binding and enforceable

     (iii) to ensure that those obligations rank and will at all times rank in accordance with Clause 20.1 and

     (iv) to make this Agreement admissible in evidence in the courts of its jurisdiction of incorporation and England have been taken, fulfilled and done.

18.4 NON-VIOLATION ETC.: The entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement by it do not and will not conflict with, violate, or exceed any borrowing or other power or restriction granted or imposed by:

     (i)   any law to which it is subject or

     (ii) its memorandum or articles of association/certificate of incorporation, by-laws, statutes or other constitutional or governing documents or any of the resolutions of its board of directors (or other governing body) then in force or

     (iii) (to an extent or in a manner which has or could cause a Material Adverse Change) any agreement to which it is a party,

           or result in the existence of, or oblige it to create, any Security over its Assets.

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

18.5 OBLIGATIONS BINDING: Its obligations under this Agreement are valid, binding and enforceable.

18.6 NO DEFAULT: No Event of Default or Potential Event of Default has occurred, or will occur as a result of making any Advance, other than any waived in accordance with Clause 29.2.

18.7 EXISTING SECURITY: No Security exists on or over its Assets except as permitted by Clause 20.2.

18.8 ACCOUNTS: In relation to Rhodia only, the audited annual consolidated accounts of Rhodia most recently delivered to the Agent (commencing with, for the avoidance of doubt, the audited annual consolidated accounts of Rhodia as at and for the year ended 31 December 1998), together with copies of the related reports and approvals referred to in (i) below:

      (i) include such financial statements as are required by the laws of the Republic of France and accounting principles, standards and practices generally accepted in the Republic of France and, save as stated in the notes thereto, were prepared in accordance with accounting principles and practices generally accepted in the Republic of France and consistently applied and in accordance with the laws of the Republic of France and the statuts of Rhodia and

      (ii) together with those notes, fairly present the financial condition and operations of the Group) as at the date and for the financial year then ended.

18.9 NO MATERIAL ADVERSE CHANGE: There has since 31 December 1998 been no event which would constitute a Material Adverse Change.

18.10 LITIGATION: No litigation, arbitration or administrative proceeding is current, pending or threatened which:

      (i) is material in the context of the Group's financial condition taken as a whole and

      (ii) could have a material adverse effect on the entry into, exercise of any of the rights under and/or performance or enforcement of or compliance with any of its obligations under this Agreement.

18.11 WINDING-UP: No meeting has been convened for its Winding-up, no such step is intended by it and, so far as it is aware, no petition application or the like is outstanding for the Winding-up of any Obligor.

18.12 STAMP DUTY AND TAXES: Other than, in the case of an Obligor incorporated in France, a nominal stamp duty (droit de timbre de dimension) payable under Article 899 of the French General Tax Code (Code General des Impots), no stamp or other registration duty or similar taxes or charges are payable in connection with the execution, delivery, performance or enforcement of this Agreement.

18.13 YEAR 2000: It has used its best efforts to ensure that the occurrence of the Year 2000 will not materially and adversely affect its operations or financial condition or damage, harm or prejudice in any way its operating, financial reporting or information and business systems, or those of the Group.

18.14 REPETITION: Each of the representations and warranties in Clause 18 (other than Clauses 18.9, 18.10 and 18.12) will be correct and complied with on each date on which an Advance is requested or made as if repeated then by reference to the then existing circumstances.

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

19   INFORMATION

     Rhodia undertakes that, so long as any sum remains to be lent or remains payable under this Agreement:

19.1 PREPARATION OF ACCOUNTS: it will ensure that all accounts to be delivered by it under this Agreement are prepared in such manner that Clause 18.8 would be complied with if applied to those accounts by Clause 18.14.

19.2 AUDITED ANNUAL ACCOUNTS: as soon as available and in any event within 180 days after the end of each of its financial years (beginning with the current one), it will deliver to the Agent enough copies for the Banks of its annual report and audited accounts (both consolidated and unconsolidated) as at the end of and for that financial year, together with copies of the related reports and approvals referred to in Clause 18.8(i).

19.3 SEMI-ANNUAL INFORMATION: as soon as available and in any event within 90 days after the end of the first six months of each of its financial years (beginning with the next one), Rhodia will deliver to the Agent enough copies for the Banks of its publicly available consolidated unaudited accounts as at the end of and for that six month period.

19.4 INFORMATION TO SHAREHOLDERS OR CREDITORS: At the same time as sent to the shareholders (or any class of the shareholders) or creditors of any Obligor, it will deliver to the Agent enough copies for the Banks of any circular, document or other written information sent to such shareholders (or any class of such shareholders) or creditors as such.

19.5 LITIGATION: It will promptly deliver to the Agent for distribution to the Banks details of any litigation, arbitration or administrative proceeding in relation to any Obligor which, if to the knowledge of any member of the Group had been current, pending or threatened at the date of this Agreement, would have rendered the representation and warranty by any Obligor in Clause 18.10 incorrect.

19.6 EVENTS OF DEFAULT: It will notify the Agent of the occurrence of any Event of Default or Potential Event of Default (and of any action taken or proposed to be taken to remedy it) relating to any Obligor promptly after such Obligor becomes aware of it.

19.7 COMPLIANCE WITH FINANCIAL RATIOS: With each set of accounts delivered by it under Clause 19.2 or 19.3 (and within 14 days after any request made by the Agent from time to time), Rhodia will deliver to the Agent a certificate signed by its Chief Financial Officer:

     19.7.1 confirming compliance with Clause 20.6 as at the end of the relevant period and

     19.7.2 setting out in reasonable detail and in a form satisfactory to the Agent the computations necessary to demonstrate such compliance.

19.8 OTHER INFORMATION: It will promptly deliver to the Agent for distribution to the Banks such other information relating to the financial condition or business of the Group as the Agent (or any Bank through the Agent) may from time to time reasonably request in order for the Agent or such Bank to ascertain the compliance by any Obligor with its obligations under this Agreement.

20   UNDERTAKINGS

     Each Obligor undertakes (but, in the case of each Acceding Borrower only in relation to itself) that, so long as any sum remains to be lent or remains payable under this Agreement:

20.1 RANKING OF OBLIGATIONS: Its respective payment obligations under this Agreement rank and will at all times rank at least equally and rateably in all respects with all its respective other unsecured and unsubordinated Indebtedness except for such unsecured and unsubordinated Indebtedness as would, by virtue only of the operation of law, be preferred in the event of its Winding-up.

20.2 NEGATIVE PLEDGE: No Obligor will create or permit to be outstanding any Security in respect of Financial Indebtedness on or over their respective Assets, except for any Security:

     20.2.1 created in connection with the purchase, maintenance or improvement of an Asset, providing that the amount of Financial Indebtedness secured remains limited in scope to the value of such Asset

     20.2.2 created to secure Financial Indebtedness owing to the European Investment Bank, or any other governmental, European Community or internationally controlled financial institution which in its normal lending practice requires such Security

     20.2.3 existing at a time when a Person is merged into, consolidated with or acquired by the relevant Obligor and not created in contemplation of such event, provided that such Security is limited in scope and amount to the value of the shares of such Person and does not secure any Financial Indebtedness not so secured at the time of such event

     20.2.4 existing on any Asset prior to the acquisition thereof by the relevant Obligor and not created in contemplation of such acquisition provided that such Security remains confined to such Asset and improvements and additions thereto and does not secure any Financial Indebtedness not so secured at the time of such event

     20.2.5 arising out of a refinancing of any Financial Indebtedness secured by a Security permitted above, provided that such Financial Indebtedness is not increased or secured by any additional Assets or revenues

     20.2.6 arising after orders of attachment, distraint or similar legal process arising in connection with court proceedings

     20.2.7 created over Assets held in trust by another Person, which Assets are to be used by such other Person solely for satisfying the relevant Obligor's scheduled payment obligations in respect of principal and/or interest in respect of any Financial Indebtedness (the "OBLIGOR'S OBLIGATIONS") in circumstances where such other Person has undertaken responsibility for the discharge of the Obligor's Obligations

     20.2.8 over Assets of the relevant Obligor which Security has been given in connection with the refinancing of such Assets and where the risks (except in relation to any credit enhancement provided by the relevant Obligor in respect of such Assets) relating to non-payment in respect of such Assets are, as a result of such refinancing, not borne by the relevant Obligor

     20.2.9 over a deposit made by any member of the Group using the proceeds of any Financial Indebtedness provided that (i) the depositary of such proceeds lends an amount at least equal to the amount of the deposit to a Subsidiary of such member of the Group and (ii) such loan has a maturity date which is not earlier than the date for repayment of such deposit and

     20.2.10 not included in any of the above which is created to secure any Financial Indebtedness, provided that the amount of Financial Indebtedness secured thereby does not at any time exceed 7.5% of Rhodia's Consolidated Net Worth.

20.3 CHANGE OF BUSINESS: Rhodia will ensure that there is no material change in the nature of the core business of the Group (whether by single transaction or a number of related or unrelated transactions, whether at one time or over a period of time and whether by disposal, acquisition or otherwise).

20.4 FINANCIAL COVENANTS:

     20.4.1 Subject to Clause 20.5.3, Rhodia shall ensure that, on 31 December of each year during the period beginning on the date of this Agreement and ending on the Final Maturity Date:

            (i) Consolidated Net Worth will not at any such date be less than FRF12,000,000,000

            (ii) The ratio of EBITDA to Net Financial Expenses will not at any such date be less than 5 to 1.

     20.4.2 Financial Ratio Definitions: For the purposes of this Clause 20.5

            (i) "CONSOLIDATED NET WORTH" means the difference between: (a) Total Liabilities and Total Stockholders' Equity and (b) the sum of Total Current Liabilities, Long-Term Debt (including Participating Loans), Other Long-Term Liabilities and Mandatorily Redeemable Partnership interest (if any), as each of such amounts shall be determined by the Agent from the items so set out in the then latest consolidated balance sheet of Rhodia included in the accounts referred to in Clause
                  18.8 (or, as the case may be, delivered to the Agent under Clause 19). For the avoidance of doubt, Rhodia's Consolidated Net Worth at 31 December 1998 (as determined from Rhodia's consolidated balance sheet for the 1998 financial year) amounted to FRF13.973 billion.

            (ii) "EBITDA" (after cash impact of provisions) means the aggregate of:

                  (a) Operating Income

                  (b) PLUS depreciation and amortisation of ASSETS (including additional goodwill amortisation, if any)

                  (c) PLUS increases in other long-term provisions (or MINUS decreases in other long-term provisions, if any)

                  For the avoidance of doubt, Rhodia's EBITDA for the year ended 31 December 1998 (as determined from Rhodia's consolidated statement of income for the 1998 financial year) amounted to FRF4.873 billion.

            (iii) "OPERATING INCOME" means: net sales MINUS operating expenses where, "OPERATING EXPENSES" are production costs and expenses, administrative and selling expenses, research and development expenses, additional goodwill amortisation (if any) and any provision for restructuring and environmental costs.

            (iv)  "DEPRECIATION AND AMORTISATION OF ASSETS" includes:

                  (a) amortisation of acquisition goodwill and equity goodwill in net income of affiliated companies

                  (b) amortisation of patents, licenses, trademarks and software

            (c) amortisation of other intangible assets

            (d) depreciation of land, buildings and other tangible assets

            (e) additional goodwill amortisation (if any) and

            (f) investment allowances

       (v) "INCREASE (OR DECREASE, IF ANY) IN OTHER LONG-TERM PROVISIONS" comprises:

            (a) change in provisions for retirement

            (b) change in provisions for restructuring and

            (c) change in provisions for other long-term risks and liabilities,

       as each of such amounts shall be determined by the Agent from the items so set out in the then latest consolidated statement of operations and in the consolidated statement of cash flows of Rhodia included in the accounts referred to in Clause 18.9 (or, as the case may be, delivered to the Agent under Clause 19)

       (vi) "NET FINANCIAL EXPENSES" means

            (a) interest expense, COMPRISING interest on financial debts and financing operations (interest on loans payable, bank overdrafts, discount of notes receivable, amortisation of redemption premium) after capitalisation of financial expenses related to the financing of certain assets and incorporated in the purchase cost of such assets BUT EXCLUDING penalties or commissions for loan prepayments, losses on financial instruments such as interest rate options and interest rate swaps, interest payable on non-financial debts (commercial or other), loan issuance costs (whether or not spread over the duration of the loan), net losses on the disposal of marketable securities, decreases in the probable stock exchange value of trading securities and losses on the repurchase of shares, debentures and other securities issued by Rhodia or its Subsidiaries

            (b) MINUS interest income, COMPRISING interest income on financial assets (including loans receivable, debit balances on bank current accounts etc.) BUT EXCLUDING income from non-financial receivables, gains on financial instruments (such as interest rate swaps or interest rate options), gains on the disposal of marketable securities, increases in the probable stock exchange value of trading securities, income from marketable securities and gains on the repurchase of shares, debentures or other securities issued by Rhodia or its Subsidiaries, as each of such amounts shall be determined by the Agent from the items so set out in the then latest consolidated statements of operations of Rhodia included in the accounts referred to in Clause 18.8 (or, as the case may be, delivered to the Agent under Clause 19).

            For the avoidance of doubt, Net Financial Expenses for the year ended 31 December 1998 (as determined from Rhodia's consolidated statement of income for the 1998 financial year) amounted to FRF640 million.

20.4.3 If any financial statement of Rhodia delivered or to be delivered to the Agent under Clause 19.2 or 19.3 is not to be or, as the case may be, has not been prepared in accordance with the Applicable Accounting Principles (except in the case where any such financial statement complies with generally accepted accounting principles in the United States ("U.S. GAAP")):

            (i) Rhodia and the Agent (on behalf of and after consultation with all the Banks) shall, on the request of the Agent, negotiate in good faith with a view to agreeing such amendments to the above financial ratios and/or the definitions of the terms used in them as are necessary to give the Banks comparable protection to that contemplated at the date of this Agreement.

            (ii) If amendments are agreed by Rhodia and the Majority Banks within 25 days, those amendments shall take effect in accordance with the terms of that agreement.

            (iii) If such amendments are not so agreed within 25 days, Rhodia shall:

                  (a) within 30 days after the end of that 25 day period

                      and

                  (b) with all subsequent financial statements to be delivered to the Agent under Clause 19.2 or 19.3

                  deliver to the Agent, in reasonable detail and in a form satisfactory to the Agent, details of all such adjustments as need be made to the relevant financial statement to bring it into line with the Applicable Accounting Principles.

20.5 YEAR 2000 COMPLIANCE

     Each Obligor will ensure that, to the extent that failure of any computers, systems or other equipment (either individually or collectively) could reasonably be expected to have a material adverse effect, all material computers and other systems and all equipment containing embedded microchips used by it will continue to be Year 2000 compliant.

20.6 COMPLIANCE WITH LAWS AND CONSENTS

     Each Obligor will perform all of its duties under all applicable laws and obtain and comply with all Consents necessary for the performance of its obligations under this Agreement except to the extent that any such failure or failures to perform, obtain or comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

21   DEFAULT

21.1 EVENTS OF DEFAULT: The following are Events of Default:

     21.1.1 NON-PAYMENT: A Borrower does not pay in the manner provided in this Agreement any sum payable under it when due, unless that Borrower satisfies the Agent that that non-payment is due solely to administrative or technical error (whether by that Borrower or a bank involved in transferring funds to the Agent) and payment is made within 5 Business Days after notice of that non-payment has been given to it by the Agent.

     21.1.2 BREACH OF REPRESENTATION OR WARRANTY: Any representation, warranty or statement by an Obligor in this Agreement or in any document delivered under it is not complied with or is or proves to have been incorrect, in any respect which the Majority Banks determine to be material, when made or deemed repeated.

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

     21.1.3 BREACH OF OTHER OBLIGATION: An Obligor does not perform or comply with any one or more of its other obligations under this Agreement and, if that default is, in the reasonable opinion of the Agent, capable of remedy, it is not remedied within 20 Business Days after notice of that default has been given to it by the Agent.

     21.1.4 CROSS ACCELERATION: Any other Financial Indebtedness of an Obligor exceeding Euro 30,000,000 (or its equivalent) becomes due and payable before its stated maturity by way of a declared default after expiry of any applicable grace period.

     21.1.5 INSOLVENCY: An Obligor is (or is, or could be, deemed by law or a court to be) insolvent or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all its Financial Indebtedness, begins negotiations or takes any other step with a view to the deferral, rescheduling or other readjustment of all of its Financial Indebtedness, proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors or a moratorium is agreed or declared in respect of or affecting all its Financial Indebtedness, provided that if any such event has been approved by the Majority Banks it shall not constitute an Event of Default.

     21.1.6 WINDING-UP: Any step is taken by any Person with a view to the Winding-up of any Obligor, or any of them ceases or threatens to cease to carry on all or a substantial part of its operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved by the Majority Banks before that step is taken or, as the case may be, before the relevant cessation or threat.

     21.1.7 GUARANTEE: The Guarantee of the Guarantor in Clause 16 is not (or is claimed by any of the Borrowers or the Guarantor not to be) in full force and effect.

     21.1.8 ANALOGOUS EVENTS: Any event occurs which, under the law of any relevant jurisdiction, has an analogous or equivalent effect to any event mentioned in Clause 21.1.5.

     21.1.9 PAYMENT IN TIMELY MANNER: There occurs an event or series of events as provided for by article 60 al.2 of French Law number 84-46 of 24 January 1984 which, inter alia, in the reasonable opinion of the Agent, compromises the ability of the Borrower to perform in a timely manner any of its payment obligations under this Agreement, and such event or series of events is not, in the reasonable opinion of the Agent, capable of remedy.

21.2 CANCELLATION/ACCELERATION: If at any time and for any reason (and whether within or beyond the control of any party to this Agreement) any Event of Default has occurred then at any time thereafter, the Agent, if so instructed by the Majority Banks, shall by notice to Rhodia declare:

     21.2.1 the Commitments to be cancelled, whereupon they shall be cancelled and/or

     21.2.2 all Advances, all unpaid accrued interest and fees and any other sum then payable under this Agreement to be immediately due and payable, whereupon they shall become so due and payable.

22   DEFAULT INTEREST

22.1 INTEREST ON OVERDUE SUMS: If an Obligor does not pay any sum payable under this Agreement when due, it shall pay interest on the amount from time to time outstanding in respect of that overdue sum for the period beginning on its due date and ending on the date of its receipt by the Agent (both before and after judgment) in accordance with this Clause 22. For the purpose of this Clause 22, if any payment is received by the Agent on the due date, but too late to be

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

     made available by the Agent on that due date to the Person(s) entitled to it under Clause 17.5, that payment shall be deemed to be received on the next Business Day (but the Agent will give credit to the relevant Obligor for any interest earned by the Agent on the relevant sum pending distribution to such Person(s)).

22.2 DEFAULT INTEREST PERIODS AND RATES: Interest under this Clause 22 shall be calculated by reference to successive Interest Periods, each of which (other than the first, which shall begin on the due date) shall begin on the last day of the previous one. Each such Interest Period shall be of 3 months or such shorter period as the Agent may from time to time select and the rate of interest applicable for all or any part of a particular Interest Period shall be the rate per annum equal to the sum of 1% and the rate which would be applicable to that overdue sum for (or, as the case may be, for that part of) that Interest Period under Clause 8.2 if that overdue sum were a non-overdue Advance, except as follows:

     22.2.1 Subject to Clauses 22.2.2 and 22.2.3, until the third Business Day after the Agent first becomes aware of the relevant default, the Agent may require that each Interest Period relating to the relevant overdue sum shall be an "overnight" period beginning on one Business Day and ending on the next. The rate of interest for a particular "overnight" period shall be the rate per annum equal to the sum of 1%, the Margin, the Mandatory Costs (if any) and LIBOR or, in the case of an overnight sum denominated in Euro, EONIA for that Interest Period.

     22.2.2 If the overdue sum is of principal of an Advance and becomes due before the Repayment Date of that Advance, the first Interest Period applicable to that overdue sum shall end on that Repayment Date and the rate of interest applicable to that sum for that Interest Period shall be the rate per annum equal to the sum of 1% and the rate applicable to it immediately before it became due.

     22.2.3 If any event mentioned in Clause 14.1 occurs in relation to any Interest Period applicable to an overdue sum, the rate of interest payable on each Person's share of that sum for all or any part of that Interest Period shall be the sum of 1%, the Margin, the Mandatory Costs (if any) and the cost to that Person (as certified by it and expressed as a rate per annum) of funding its share during that Interest Period by whatever means it determines to be appropriate.

     22.2.4 Any Interest Period which would otherwise end on a non-Business Day shall instead end on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

22.3 PAYMENT AND COMPOUNDING OF DEFAULT INTEREST: Interest accrued under this Clause 22 shall be due on demand by the Agent but, if not previously demanded, shall be paid when due in accordance with Clause 8.4. If not paid when due, the interest shall be added to the overdue sum and itself bear interest accordingly. Interest shall be compounded to the fullest extent permitted by French or any other applicable law.

23   INDEMNITIES

23.1 MISCELLANEOUS INDEMNITIES: Rhodia shall on demand indemnify the Agent, the Arranger and each Bank against any funding or other cost, loss, expense or liability sustained or incurred by it (upon receipt of reasonable details of the relevant cost, loss, expense or liability and save where the Borrower is able to show that there is a manifest error) as a result of:

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

     23.1.1 an Advance not being made by reason of non-fulfilment of any of the conditions in Clause 4.1 or a Borrower purporting to revoke a notice requesting an Advance

     23.1.2 the occurrence or continuance of any Event of Default or Potential Event of Default

     23.1.3 the receipt or recovery by any party (or the Agent on its behalf) of all or any part of an Advance or overdue sum otherwise than on the Repayment Date of that Advance or the last day of an Interest Period relating to that overdue sum

     23.1.4 an Advance not being made in the Optional Currency requested by the relevant Borrower (or being made in Euro instead) by reason of the operation of Clause 9.4 or

     23.1.5 any Bank's Commitment being cancelled as provided in the first sentence of Clause 7.2

23.2 CURRENCY INDEMNITY:

     23.2.1 In respect of any sum payable by the Obligor under or in connection with this Agreement, including damages, the currency specified in Clause 17.3 in respect of that sum (the "CURRENCY OF ACCOUNT") shall be the sole currency of account and payment.

     23.2.2 Any amount received or recovered in a currency other than the relevant Currency of Account (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the Winding-up of an Obligor or otherwise) by the Agent or the Arranger or any Bank in respect of any sum expressed to be due to it from an Obligor under this Agreement shall only discharge the relevant Obligor to the extent of the amount in that Currency of Account which the recipient is able, in accordance with its usual practice, to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

     23.2.3 If that amount in that Currency of Account is less than the amount expressed to be due to the recipient under this Agreement, the relevant Obligor shall indemnify it against any loss sustained by it as a result. In any event, the relevant Obligor shall indemnify the recipient against the cost of making any such purchase. For the purpose of this Clause 23.2, it will be sufficient for the Agent, Arranger or Bank, as the case may be, to provide documentary evidence that it would have suffered a loss had an actual exchange or purchase been made.

23.3 INDEMNITIES SEPARATE: Each of the indemnities in this Agreement constitutes a separate and independent obligation from the other obligations in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Agent, the Arranger and/or any Bank and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Agreement or any other judgment or order.

24   THE AGENT AND ARRANGER

24.1 APPOINTMENT OF AGENT: With effect from the date on which the first New Bank becomes a party to this Agreement, each Bank irrevocably appoints the Agent to act as its agent for the purpose of this Agreement and authorises it to perform the functions specifically delegated to it by this Agreement and such other functions as are reasonably incidental. However, the Agent may not begin any legal action or proceeding in the name of a Bank without its consent. The relationship between the Agent and the Banks is of agent and principal only. The Agent shall not be a

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

     trustee or fiduciary for any Bank, nor an agent, trustee or fiduciary for any Obligor, under or in relation to this Agreement.

24.2 AGENT'S DUTIES: The Agent shall:

     24.2.1 promptly send to each Bank details of each communication received by it from an Obligor under this Agreement, except that details of any communication relating to a particular Bank shall be sent to that Bank only

     24.2.2 promptly send to each Bank a copy of any legal opinion delivered under this Agreement and of any document or information received by it under Clause 19

     24.2.3 subject to the other provisions of this Clause 24, act in accordance with any instructions from the Majority Banks and

     24.2.4 have only those obligations and responsibilities, of a solely mechanical and administrative nature, expressly specified in this Agreement.

24.3 AGENT'S RIGHTS: The Agent may:

     24.3.1 perform any of its functions under this Agreement by or through its personnel or agents

     24.3.2 refrain from exercising any right, power or discretion under this Agreement until it has received instructions from the Majority Banks as to whether (and, if so, how) it is to be exercised and shall in all cases be fully protected when acting, or (if so instructed) refraining from acting, in accordance with instructions from the Majority Banks

     24.3.3 treat (a) the Bank which makes available any share of an Advance as the Person entitled to repayment of that share unless all or part of it has been novated (or the Agent has received notice of assignment of all or part of it) in accordance with Clause 28.3 and (b) the office notified by a Bank to the Agent for this purpose before the signing of this Agreement (or, as the case may be, set out in the relevant Novation Notice or notice of assignment) as its Facility Office unless the Agent has received from that Bank a notice of change of Facility Office in accordance with Clause 28.4. The Agent may act on any such notice until it is superseded by a further notice

     24.3.4 refrain from disclosing any document or information if such disclosure (and may refrain from doing anything else which) would or might in its opinion be contrary to any law or Directive, be a breach of any duty of secrecy or confidentiality or otherwise render it liable to any Person and may do anything which is in its opinion necessary to comply with any law or Directive

     24.3.5 assume that no Event of Default or Potential Event of Default has occurred unless an officer of the Agent, in performing the Agent's functions under this Agreement, acquires actual knowledge to the contrary and

     24.3.6 refrain from taking any step (or further step) to protect or enforce the rights of any Person under this Agreement until it has been indemnified (or received confirmation that it will be so indemnified) and/or secured to its satisfaction against any and all costs, losses, expenses or liabilities (including legal fees) which it would or might sustain or incur as a result.

24.4 RIGHTS OF AGENT AND ARRANGER: The Agent and the Arranger (and, in the case of Clauses 24.4.4 and 24.4.5, each of their respective Affiliates) may:

     24.4.1 rely on any communication or document believed by it to be genuine

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

     24.4.2 rely as to any matter of fact which might reasonably be expected to be within the knowledge of an Obligor on a statement by or on behalf of that Obligor

     24.4.3 obtain and pay for such legal or other expert advice or services as may to it seem necessary or desirable and rely on any such advice

     24.4.4 retain for its own benefit and without liability to account any fee or other sum receivable by it for its own account and

     24.4.5 accept deposits from, lend money to, provide any advisory or other services to or engage in any kind of banking or other business with any party to this Agreement or any Affiliate of any party (and, in each case, may do so without liability to account). Without prejudice to the generality of this Clause 24.4.5, neither the Agent, the Arranger nor any of their respective Affiliates shall have any duty to disclose or act on or take into account any document or information of which any of them has knowledge or notice or otherwise becomes aware in the course of doing anything permitted by this Clause 24.4.5 and, in performing its duties, obligations and responsibilities as Agent, the Agent shall be entitled to ignore any such document or information which is not publicly available.

24.5 EXONERATION OF AGENT AND ARRANGER: Neither the Agent nor the Arranger nor any of their respective personnel or agents shall be:

     24.5.1 responsible for the adequacy, accuracy, completeness or reasonableness of any representation, warranty, statement, projection, assumption or information in this Agreement or any notice or other document delivered under or in connection with this Agreement

     24.5.2 responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of this Agreement or any such notice or other document

     24.5.3 obliged to enquire as to the occurrence or continuation of an Event of Default or Potential Event of Default or

     24.5.4 liable for anything done or not done by it or any of them under or in connection with this Agreement save in the case of its or their own gross negligence or wilful misconduct.

     Save (in the case of the Arranger only) as expressly provided in Clause 10, the Arranger shall not have any duty, obligation or responsibility under or in connection with this Agreement.

24.6 AGENT AS LENDER: The Agent shall have the same rights and powers with respect to its Commitment and share of the Advances (if any) as any other Bank and may exercise those rights and powers as if it were not also acting as Agent or, as the case may be, Arranger.

24.7 NON-RELIANCE ON AGENT AND ARRANGER: Each Bank confirms that it has itself been, and will at all times continue to be, solely responsible for making its own independent investigation and appraisal of the business, financial condition, prospects, creditworthiness, status and affairs of the Obligors and their Subsidiaries and has not relied, and will not at any time rely, on the Agent and/or the Arranger and/or any other Bank:

     24.7.1 to provide it with any information relating to the operations, financial condition, prospects, creditworthiness, status or affairs of the Obligors or any other Person, whether coming into its possession before or after the making of any Advance (except, in the case of the Agent, as stated in Clause 24.2) or

     24.7.2 to check or enquire into the adequacy, accuracy, completeness or reasonableness of any representation, warranty, statement, projection, assumption or information at any

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

              time provided by or on behalf of the Obligors or any other Person under or in connection with this Agreement (whether or not that information has been or is at any time circulated to it by the Agent and/or the Arranger) or

      24.7.3 to assess or keep under review the business, financial condition, prospects, creditworthiness, status or affairs of the Obligors, the Group, any member of the Group or any other Person.

24.8 INDEMNITY TO ARRANGER AND AGENT: To the extent that the Obligors do not do so on demand or are not obliged to do so, each Bank shall on demand indemnify the Arranger and the Agent in the proportion borne by its Outstandings to all the Outstandings at the relevant time (or, if there are then no Outstandings, in the proportion borne by its Commitment to the total Commitments) against any cost, expense or liability mentioned in Clause 26 or sustained or incurred by the Agent in complying with any instructions from the Majority Banks or otherwise sustained or incurred by the Arranger or the Agent in connection with this Agreement or its duties, obligations and responsibilities under this Agreement except (a) routine administrative costs and expenses of the Agent or (b) to the extent that they are sustained or incurred as a result of the gross negligence or wilful misconduct of the Agent or any of its personnel or agents.

24.9 RESIGNATION OF AGENT: Notwithstanding the irrevocable appointments in Clauses 24.1 and 24.10, the Agent may resign at any time (after consultation with Rhodia) if it gives at least 7 days' notice to Rhodia and the Banks (other than itself). However, no resignation shall be effective until the successor has been appointed and accepted its appointment in accordance with this Clause 24.9. The Agent may in its notice of resignation appoint any of its Affiliates with an office in London as its successor. If it does not do so, the Majority Banks may appoint a successor. If the relevant successor has not been so appointed and accepted its appointment within 15 days after the date of the notice of resignation, the resigning Agent may appoint any reputable bank or financial institution with an office in London (whether or not an Affiliate of the Agent) to be its successor. Any appointment of a successor must be in writing, signed by the Person(s) appointing that successor and delivered to that successor. Any acceptance of such appointment must be in writing, signed by the Person appointed and delivered to the Person(s) appointing that successor. The other parties to this Agreement shall be promptly informed of the acceptance by a successor Agent. Upon the successor accepting its appointment, the resigning Agent shall be automatically discharged from any further obligation under this Agreement and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if the successor had been the original Agent party to this Agreement. The resigning Agent shall provide its successor with (or with copies of) such of its records as its successor requires to carry out its functions under this Agreement.

24.10 NOVATION NOTICE: Each Obligor, the Arranger and each Bank (except for a Bank voluntarily seeking the relevant novation in accordance with Clause 28.3) irrevocably authorise the Agent to sign each Novation Notice on their behalf.

25    SET-OFF/PRO RATA SHARING

25.1 SET-OFF: Each Obligor authorises any other party to this Agreement to apply (subject to prior written notice) any due and matured credit balance to which it is at any time beneficially entitled on any account at, any sum held to its order by and/or any liability to it of, any office of that party in or towards satisfaction of any sum then due from it to that party under this Agreement and unpaid and, for that purpose, to convert, at a mid-quotation rate to be provided by the Reference Banks, one currency into another (but so that nothing in this Clause 25.1 shall be effective to

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

     create a charge). No party shall be obliged to exercise any of its rights under this Clause 25.1, which shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which it is at any time otherwise entitled (whether by operation of law, contract or otherwise).

25.2 PRO RATA SHARING: If at any time the proportion received or recovered (whether by direct payment, by exercise of any right of set-off, combination of accounts or lien, or otherwise) by any Bank in respect of the total sum which has become due to it from the Obligors under this Agreement before that time exceeds the proportion received or recovered by the Bank(s) receiving or recovering the smallest proportion (if any), then:

     25.2.1 within 2 Business Days after receiving a request from the Agent, that Bank shall pay to the Agent an amount equal to the excess

     25.2.2 the Agent shall promptly distribute that payment as if it were made by the relevant Obligor and

     25.2.3 as between the Obligors and the Banks, that excess amount shall be treated as having been paid to the Banks to which (and in the proportions in which) it is distributed under Clause 25.2.2, rather than as having been paid to that Bank.

     Within 2 Business Days after any Bank receives or recovers any such sum otherwise than by payment through the Agent, that Bank shall notify the Agent of the amount and currency so received or recovered, how it was received or recovered and whether it represents principal, interest or other sums. If all or part of any amount so received or recovered by that Bank has to be refunded by it (with or without interest), each Bank to whom any part of that amount has been distributed shall (within 2 Business Days after receiving a request from that Bank) in turn pay to that Bank its proportionate share of the amount to be refunded and of any interest required to be paid by that Bank on that amount in respect of all or any part of the period from the date of the relevant distribution to the date of that payment to that Bank.

     Any amount received or recovered by a Bank under a novation, assignment, sub-participation (or the like) shall be ignored for the purpose of this Clause 25.2 (except to the extent, if any, that such amount is received or recovered from or is, to that Bank's knowledge, funded by an Obligor or any other member of the Group). Furthermore, a Bank shall not be obliged to share any amount which it has received or recovered as a result of taking legal proceedings with any other Bank which had an opportunity to participate in those legal proceedings but did not do so and did not take separate legal proceedings.

26   EXPENSES AND STAMP DUTY

26.1 EXPENSES AND STAMP DUTY: Whether or not any Advance is made, the Obligors jointly and severally shall pay:

     26.1.1 INITIAL EXPENSES: costs and expenses incurred by the Arranger and the Agent in connection with the preparation, negotiation, entry into or advertising of this Agreement the amount of which is as set out in a letter dated today's date from the Arranger to Rhodia and all reasonable costs and expenses (including Taxes thereon and external legal fees) incurred by the Arranger and the Agent in connection with the preparation, negotiation, entry into or advertising of any amendment of, supplement to or waiver or consent in respect of this Agreement requested by or on behalf of an Obligor (whether or not entered into or given)

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

     26.1.2 ENFORCEMENT EXPENSES: upon presentation of duly documented evidence, all costs and expenses (including Taxes thereon and external legal fees) incurred by the Agent in the administration of, or by the Agent, Arranger or Bank in protecting or enforcing (or attempting to protect or enforce) any right under this Agreement and/or any such amendment, supplement, waiver or consent and

     26.1.3 STAMP DUTY: promptly, and in any event before any interest or penalty becomes payable, any stamp, documentary, registration or similar Tax payable in connection with the entry into, registration, performance, enforcement or admissibility in evidence of this Agreement and/or any such amendment, supplement, waiver or consent, and shall indemnify the Agent, the Arranger and the Banks against any liability with respect to or resulting from any delay in paying or omission to pay any such Tax.

26.2 OTHER EXPENSES: Rhodia shall also, from time to time on demand of the Arranger or the Agent, reimburse it, at such reasonable hourly and/or daily rates as it shall from time to time notify to the Borrowers, in respect of management time and/or other resources used by it in connection with any such amendment, supplement, waiver or consent, or complying with any instructions from the Majority Banks, or the protection or enforcement or attempted protection or enforcement of any right under this Agreement and/or any such amendment, supplement, waiver or consent.

27   CALCULATIONS AND EVIDENCE

27.1 BASIS OF CALCULATION: All interest and the commitment fee shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a year of 360 days or 365 days, as applicable, in each case in accordance with the then current market practice in the Inter-bank Market.

27.2 LOAN ACCOUNTS: The entries made in the accounts maintained by each Bank in accordance with its usual practice shall be prima facie evidence of the existence and amounts of the obligations of the Obligors recorded in them.

27.3 CERTIFICATES: A certificate by the Agent or any Bank as to any sum payable to it under this Agreement, and any other certificate, determination, notification or the like of the Agent, Arranger or any Bank or the Majority Banks provided for in this Agreement, shall be conclusive save for manifest error.

28   NOVATION

28.1 BENEFIT AND BURDEN OF THIS AGREEMENT: This Agreement shall benefit and bind the parties, any New Bank in respect of which a Novation Notice becomes effective in accordance with Clause 28.3, their permitted assignees and their respective successors. Any reference in this Agreement to any party shall be construed accordingly.

28.2 OBLIGORS: No Obligor may assign or transfer all or part of its rights or obligations under this Agreement.

28.3 BANKS:

     28.3.1 Any Bank may, upon giving 15 days' prior notice of its intention to Rhodia and at any time after the expiration of a period of six months following the date of this Agreement, novate all or part of its Commitment (subject to a minimum amount of (Euro)20,000,000 or its equivalent and higher multiples of (Euro)10,000,000 or its equivalent) or assign all or any of its rights and benefits to any bank or financial institution which is an Affiliate of that Bank without the consent of any party or (subject to the minimum amount aforesaid) to any other bank or financial institution with the prior written consent of Rhodia (such consent not to be unreasonably withheld or delayed.

     28.3.2 Any novation shall be made by delivering to the Agent a duly completed and executed Novation Notice whereupon, subject to the terms of that Novation Notice:

            (i) to the extent that in that Novation Notice the relevant Bank seeks to novate its share of an Advance and/or its Commitment, the Obligors and that Bank shall each be released from further obligations to each other and their respective rights against each other shall be cancelled (such rights and obligations being referred to as "DISCHARGED RIGHTS AND OBLIGATIONS")

            (ii) the Obligors and the relevant New Bank shall each assume new obligations towards each other and/or acquire new rights against each other which differ from the discharged rights and acquisitions only insofar as the Obligors and that New Bank have assumed and acquired the same in place of the Obligors and that Bank and

            (iii) the New Bank and the other parties to this Agreement (other than the Obligors) shall acquire the same rights and assume the same obligations between themselves as at the date of novation as they would have acquired and assumed had that New Bank been an original party to this Agreement as a Bank with the rights and/or obligations acquired or assumed by it as a result of that novation (and, to that extent, the original Bank and those other parties shall each be released from further obligations to each other).

     28.3.3 Each Novation Notice or notice of assignment sent to the Agent shall be accompanied by a transfer fee payable to the Agent by the Bank seeking the novation or, as the case may be, making the assignment.

28.4 FACILITY OFFICES: The initial Facility Office of each Bank has been notified by that Bank to the Arranger. Any Bank may at any time with the consent of Rhodia (which consent shall not be unreasonably withheld or refused) change its Facility Office in relation to all or a specified part of its Commitment and/or Outstandings by notifying the Agent of the fax number and address of its new Facility Office.

28.5 REFERENCE BANKS:

     28.5.1 If a Reference Bank ceases to have a London office or, as the case may be, a European Office or novates or assigns all its rights and obligations under this Agreement or if the Commitment of any Reference Bank is cancelled under Clause 7.2 or if its Outstandings are prepaid under Clause 6.1 or 12, it shall be replaced as a London Reference Bank or, as the case may be, Euro Reference Bank by such other Bank with an office in London or, as the case may be, Europe as the Agent (after consultation with Rhodia) shall designate by notice to Rhodia and the Banks.

     28.5.2 If a Reference Bank does not supply a quotation required from it in order to determine LIBOR or, as the case may be, EURIBOR pursuant to this Agreement, LIBOR or, as the case may be, EURIBOR shall be determined on the basis of the quotations supplied by the remaining London, or as the case may be, Euro Reference Banks.

28.6 DISCLOSURE OF INFORMATION: The Agent, the Arranger or any Bank may disclose to an actual or potential New Bank, assignee, sub-participant or the like such information about any Obligor as it may think fit.

28.7 LIMITATION ON CERTAIN OBLIGATIONS OF OBLIGORS: If, at the time of any novation or assignment by a Bank or of any change of Facility Office, circumstances exist which would oblige the Obligors to pay to the New Bank or assignee (or, in the case of a change of Facility Office, the relevant
      Bank) under Clause 11, 12 or 13 any sum in excess of the sum (if any) which it would have been obliged to pay to that Bank under the relevant Clause in the absence of that novation, assignment or change, the Obligors shall not be obliged to pay that excess.

29    REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS

29.1 NO IMPLIED WAIVERS, REMEDIES CUMULATIVE: No failure on the part of the Agent, the Arranger or any Bank to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of that or any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any other rights or remedies (whether provided by law or otherwise).

29.2 AMENDMENTS, WAIVERS AND CONSENTS: Any provision of this Agreement may be amended or supplemented only if the Obligors and the Majority Banks so agree in writing and any Event of Default, Potential Event of Default, provision or breach of any provision of this Agreement may be waived before or after it occurs only if the Majority Banks so agree in writing but:

      29.2.1 an amendment, supplement or waiver which puts one or more Banks in a better or worse position than one or more other Banks or changes or relates to (a) the amount of the Available Facility or any Bank's Commitment or Available Commitment, (b) the Final Maturity Date, (c) the amount of currency of the Advances, (d) the amount or date of any repayment, (e) the length of Terms or Interest Periods, (f) a reduction in the Margin or a change in the dates of payment of interest, (g) a reduction in the amount or a change in the date(s) of payment of any fee payable under Clause 10, (h) the currency of any payment, (i) Rhodia's Guarantee, (j) the definition of "LIBOR", "EURIBOR" or "Majority Banks", (k) any provision expressed to require the consent of all the Banks (whether or not containing any other exceptions) or (l) this Clause 29.2, shall require the agreement of all the Banks and (in the case of an amendment or supplement) the Obligors also and

      29.2.2 an amendment, supplement or waiver which changes or relates to the rights and/or obligations of the Agent or the Arranger shall require its agreement also.

      Any consent by the Agent or the Arranger or any Bank or the Majority Banks under this Agreement must also be in writing. Any such waiver or consent may be given subject to any conditions thought fit by the Person giving it and shall be effective only in the instance and for the purpose for which it is given.

30    COMMUNICATIONS

30.1 ADDRESSES: Each communication under this Agreement shall be made by fax, telex or otherwise in writing. Each communication or document to be delivered to any party under this Agreement shall be sent to it at the fax number or address, and marked for the attention, if any, from time to time designated by it to the Agent (or, in the case of the Agent, by it to each other party) for the purpose of this Agreement. The initial fax number, address and marking (if any) so designated by Rhodia, the Arranger and the Agent are set out under its name at the end of this Agreement. Any communication or document from or to an Obligor shall be sent to, by or through the Agent.

30.2 DEEMED DELIVERY: Any communication from an Obligor shall be irrevocable, and shall not be effective until received by the Agent. Any other communication to any Person shall be conclusively deemed to be received by that Person:

      30.2.1 if sent by fax between 9 a.m. and 5 p.m. (local time in the place to which it is sent) on a working day in that place, when sent or, if sent by fax at any other time, at 9 a.m. (local time in the place to which it is sent) on the next working day in that place, provided that, in the case of a communication by fax, the Person sending the fax shall have received a transmission receipt or

      30.2.2  in any other case, when left at the address required by Clause
              30.1 or within five such working days after being put in the post (by airmail if to another country) postage prepaid and addressed to it at that address.

      For this purpose, working days are days other than Saturdays, Sundays and bank holidays.

30.3 LANGUAGE: All communications and documents shall, if so required by the Agent, either be in English or accompanied by a certified translation into English by a translator acceptable to the Agent. If there is a conflict, the English translation shall prevail over the original language version, except in the case of documents delivered with any certificate referred to in paragraph 1 of Part 1 of Schedule 1 or paragraph 1 of Part 2 of
      Schedule 1.

31    PARTIAL INVALIDITY

      The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

32    NATURE OF RIGHTS AND OBLIGATIONS

32.1 LIABILITY SEVERAL: The liability of the Banks is several. Except for Rhodia's responsibility for the obligations of the Acceding Borrowers, no party to this Agreement shall be responsible for the obligations of any other party. The failure of a Bank to perform its obligations shall not release any other party from its obligations.

32.2 RIGHTS SEVERAL: The rights of the Banks are several. The amount at any time owing by the Obligors to any party under this Agreement shall be separate and independent debt from the amount owing to any other party.

32.3 CONTINUATION OF CERTAIN OBLIGATIONS: The obligations of any party under or in respect of Clauses 11, 13, 16.6, 22, 23, 24.8, 25 and 26 shall continue even after all the Commitments have terminated and all the Advances have been repaid or prepaid.

33    COUNTERPARTS

      This Agreement may be signed in any number of counterparts, all of which taken together and when delivered to the Agent shall constitute one and the same instrument. Any party may enter into this Agreement by signing any such counterpart.

34    GOVERNING LAW AND JURISDICTION

34.1 GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of England.

34.2 ENGLISH COURTS: For the benefit of the Agent, the Arranger and each Bank, all the parties irrevocably agree that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that, accordingly, any legal action or proceedings arising out of or in connection with this Agreement ("PROCEEDINGS") may be brought in those courts and each Obligor irrevocably submits to the jurisdiction of those courts.

34.3 OTHER COMPETENT JURISDICTION: Nothing in this Clause 34 shall limit the right of the Agent, the Arranger and/or any Bank to take Proceedings against an Obligor in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the Agent, the Arranger and/or any Bank from taking Proceedings in any other jurisdiction, whether concurrently or not.

34.4 VENUE: Each Obligor irrevocably waives any objection which it may at any time have to the laying of the venue of any Proceedings in any court referred to in this Clause 34 and any claim that any such Proceedings have been brought in an inconvenient forum.

34.5  SERVICE OF PROCESS:

      34.5.1 Each Obligor irrevocably appoints Rhodia Limited and its successors (now of Oak House, Reeds Crescent, Watford, Hertfordshire WD1 1QH) to receive, for it and on its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to the relevant process agent (whether or not it is forwarded to and received by the relevant Obligor). If for any reason a process agent ceases to be able to act as such or no longer has an address in London each Obligor irrevocably agrees to appoint a substitute process agent acceptable to the Agent, and to deliver to the Agent a copy of the new agent's acceptance of that appointment, within 30 days.

      34.5.2 Each Obligor irrevocably consents to any process in any Proceedings anywhere being served by mailing a copy by registered or certified prepaid airmail post to it in accordance with Clause
              30. Such service shall become effective 30 days after mailing.

      34.5.3 Nothing shall affect the right to serve process in any other manner permitted by law.

                                  SCHEDULE 1
                             CONDITIONS PRECEDENT

                                PART 1 - RHODIA


1 Certificate from Rhodia, dated on or after the date of this Agreement and on or about the date of the notice requesting the first Advance, substantially in the form set out in Schedule 2, duly executed by a Director or duly authorised officer of Rhodia, together with the documents stated by the relevant certificate as being delivered with it.

2 Evidence of the acceptance by the process agent of its appointment in Clause 34.5

3 A legal opinion, dated on or after the date of this Agreement, and on or about the date of the notice requesting the first Advance, from Bernard Le Goater, General Counsel and internal French legal advisor to Rhodia substantially in the form set out in Schedule 4.

4 A certificate from Rhodia, dated on or after the date of the relevant Accession Agreement, substantially in the form set out in Schedule 2 (but with such consequential amendments as shall be appropriate, including references to the Guarantee set out in Clause 16 of this Agreement), signed by a Director or duly authorised officer of Rhodia, together with the documents stated by the certificate as being delivered with it (including a copy of a resolution of the Conseil d'Administration of Rhodia passed on or prior to the date of the relevant Accession Agreement authorising the granting of a Guarantee in relation to the relevant Acceding Borrower in an amount equal to (Euro)200,000,000 plus all interest, default interest, fees, costs and other ancillary claims (including, for the avoidance of doubt, any grossing-up due in connection with any withholding tax).

5 Confirmation from Rhodia, in form satisfactory to the Agent, that the Guarantee set out in Clause 16 of this Agreement will take effect and apply to the obligations of the relevant Acceding Borrower under this Agreement.

                          PART 2 - ACCEDING BORROWERS

1 A certificate from the Acceding Borrower, dated on or after the date of the relevant Accession Agreement, substantially in the form set out in Schedule 3, signed by a Director or duly authorised officer of the Acceding Borrower, together with the documents stated by the certificate as being delivered with it.

2 A legal opinion, dated on or after the date of the relevant Accession Agreement and in form and substance satisfactory to the Majority Banks, from an internal or external legal adviser (in the discretion of and, in the latter case acceptable to, the Majority Banks) in the Acceding Borrower's place of incorporation and in relation to such matters relating to the relevant Accession Agreement and this Agreement as the Majority Banks may require.

3   Evidence of the acceptance by any relevant process agents.

                                  SCHEDULE 2
                             CERTIFICATE OF RHODIA

To the Agent, Arranger and Banks parties to the                            .199.
Agreement referred to below

I refer to the (Euro)200,000,000 Multicurrency Revolving Credit Agreement dated 22 November 1999 between Rhodia as initial borrower and guarantor and yourselves (the "AGREEMENT"). Terms defined and references construed in the Agreement have the same meaning and construction in this Certificate.

I am a Director of Rhodia and hereby certify as follows:

1    AUTHORITY: I am duly authorised to give this Certificate.

2 POWERS: Delivered with this Certificate and signed or initialled by me for the purpose of identification is a true, complete and up-to-date copy in French of the Status, together with a true and complete Extrait K-bis dated . 1999, of Rhodia as in effect when it signed the Agreement and on the date of this Certificate. Neither the entry into the Agreement by Rhodia, nor the exercise of its rights and/or performance of or compliance with its obligations under the Agreement (including the Guarantee) does or will violate, or exceed any borrowing or other power or restriction granted or imposed by, its Statuts.

3 DUE AUTHORISATION: Delivered with this Certificate and signed or initialled by me for the purpose of identification are a true and complete copy of all board and other resolutions and authorisations required to be passed or given, and evidence of any other action required to be taken, to approve the Agreement and the Guarantee contained therein and to authorise identified individuals to execute and deliver the Agreement and all documents contemplated by the Agreement and take any other action in connection with the transactions contemplated therein.

4 DUE EXECUTION: The Agreement including the Guarantee contained therein has been unconditionally signed and delivered by Rhodia. The person who signed the Agreement on behalf of Rhodia was a duly authorised signatory of Rhodia when the Agreement was entered into. Delivered with this Certificate and signed or initialled by me for the purpose of identification is a list of the names and titles, and specimens of the signatures, of the persons who (either individually or with others, as provided in the resolutions referred to in 3 above) signed the Agreement and/or are authorised to give all communications and take any other action required under or in connection with the Agreement on behalf of Rhodia.

5 CONSENTS: No Consents are or will be required by or in relation to Rhodia for any of the purposes stated in Clause 18.3 of the Agreement.

BY:

[NAME]

[DIRECTOR/SPECIFY TITLE] OF RHODIA

                                  SCHEDULE 3
                       CERTIFICATE OF ACCEDING BORROWER


To the Agent, Arranger and Banks party to the                             [date]
Agreement referred to below


I refer to the (Euro)200,000,000 Multicurrency Revolving Credit Agreement dated 22 November 1999 between Rhodia as initial borrower and guarantor (the "GUARANTOR") and yourselves (the "AGREEMENT"). I also refer to the related Accession Agreement dated . (the "ACCESSION AGREEMENT") to which . (the "ACCEDING BORROWER") is a party. Terms defined and references construed in the Agreement have the same meaning and construction in this Certificate.

I am [a Director/specify other title] of the Acceding Borrower and hereby certify as follows:

1   AUTHORITY: I am duly authorised to give this Certificate.

2 POWERS: Delivered with this Certificate and signed or initialled by me for the purpose of identification is a true, complete and up-to-date copy of the Constitutional Documents of the Acceding Borrower as in effect when it signed the Agreement and on the date of this Certificate. The Acceding Borrower is carrying on a business authorised under its Constitutional Documents. Neither the entry into of the Accession Agreement by the Acceding Borrower, nor the exercise of its rights and/or performance of our compliance with its obligations under the Accession Agreement or the Agreement does or will violate, or exceed any borrowing or other power or restriction granted or imposed by, its Constitutional Documents.

3 DUE AUTHORISATION: Delivered with this Certificate and signed or initialled by me for the purpose of identification is a true and complete [extract of all relevant parts/copy] of the Minutes of a duly convened meeting [of a duly authorised Committee] of the [Board of Directors] of the Acceding Borrower duly held on [date] [(and of the Minutes of a meeting of the [Board of Directors] of the Acceding Borrower duly held on [date] at which that Committee was duly appointed)] at [each of] which a duly constituted quorum of [Directors] was present throughout and at which the Resolutions set out in the [extract/Minutes] were duly passed. Each of those Resolutions remains in full force and effect without modification. Those Resolutions constitute all corporate action necessary on the part of the Acceding Borrower to approve the Accession Agreement and the Agreement and to authorise the signing of the Accession Agreement and the giving of any communications and/or taking of any other action required under or in connection with the Accession Agreement and the Agreement on behalf of the Acceding Borrower.

4 DUE EXECUTION: The Accession Agreement has been unconditionally signed and delivered by the Acceding Borrower. [The/Each] person who signed the Accession Agreement on behalf of the Acceding Borrower was a duly authorised signatory of the Acceding Borrower when the Accession Agreement was entered into. Delivered with this Certificate and signed or initialled by me for the purpose of identification is a list of the names and titles, and specimens of the signatures, of the persons who (either individually or with others, as provided in the resolutions referred to in 3 above) signed the Accession Agreement and/or are authorised to give all communications and take any other action required under or in connection with the Accession Agreement and the Agreement on behalf of the Acceding Borrower.

5 CONSENTS: [No Consents are][Delivered with this Certificate and signed or initialled by me for the purpose of identification [is a true and complete copy of the only Consent (and of the application for that Consent) which is][are true and complete copies of the only Consents (and of the applications for those Consents) which are]] or will be required by or in relation to the Acceding Borrower for any of the purposes stated in Clause
    18.3 of the Agreement. [There are no conditions in or relating to [that/any] Consent./Any condition in or relating to [that/any] Consent has been (or, as the case may be, will be) complied with and fulfilled as and when required.]

BY:

[NAME]
[DIRECTOR/SPECIFY TITLE] OF ACCEDING BORROWER

                                  SCHEDULE 4
                     OPINION OF GENERAL COUNSEL TO RHODIA

                                                                22 November 1999


To: * AS ARRANGER, AGENT AND INITIAL LENDER AS DEFINED IN THE FACILITY AGREEMENT REFERRED TO BELOW (THE "BANK")


Dear Sirs,

* /RHODIA EURO 200,000,000 MULTICURRENCY REVOLVING CREDIT AGREEMENT DATED 22 NOVEMBER 1999 (THE "FACILITY AGREEMENT")

I am delivering this opinion in my capacity as General Counsel to Rhodia (the "Company") and in connection with the Facility Agreement dated 22 November 1999. I have inspected the following:

(a)   a signed copy of the Facility Agreement;

(b) a copy of the Articles of Association (statuts) of Rhodia certified as true and up-to-date as of [date nearest as possible to signing date] by a duly authorised representative of Rhodia;

(c) the minutes of the meeting of the Board of Directors (conseil d'administration) of the Company dated December 8, 1998, renewing
      Mr. Jean-Pierre TIROUFLET as Chairman and Chief Executive Officer of Rhodia, and the general proxy granted by Mr. TIROUFLET dated January 14, 1999, authorising Mr. Pierre PROT to execute on behalf of Rhodia the Facility Agreement and any act or document in connection therewith;

(d) the minutes of the meeting of the Board of Directors (conseil d'administration) of the Company dated October 25, 1999, authorising Mr. Jean-Pierre TIROUFLET or Mr. Pierre PROT, each acting individually, to execute on behalf of Rhodia the guarantee referred to in Clause 16 of the Facility Agreement and any act or document in connection therewith (and as the guarantee is contained in the Facility Agreement, the expression "the Facility Agreement" shall include the Guarantee also);

(e) an extrait K-bis of the Registre du Commerce et des Societes of Nanterre relating to Rhodia dated [date nearest as possible to signing date];

(f) all such other agreements, documents, appropriate governmental and corporate authorities, approvals, licences and consents as I have considered necessary or desirable as a basis for the opinions hereinafter expressed.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for the purposes of this opinion.

All terms defined in the Facility Agreement shall have the same meaning when used in this opinion.

The opinions expressed below are limited to the laws of the Republic of France. For the purpose of this opinion, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to authentic originals of all documents submitted to me as certified or photostatic copies.

Based upon the foregoing, I am of the opinion that:

1.1 The Company is a corporation duly organised, validly existing under the laws of France as a company limited by shares ("societe anonyme") and duly registered with the Registre du Commerce et des Societes of Nanterre under number B 352 170 161.

1.2 No steps pursuant to any redressement judiciaire (administration proceeding) or liquidation judiciaire (liquidation proceeding) to appoint an administrateur judiciaire (administrator) or a liquidateur judiciaire (liquidator) of the Company or of any of its assets have been recorded as at the date of the extrait K-Bis or the certificat de non-faillite and no voluntary winding up of the Company has been recorded at the date of such certificates and the Company is capable of suing and being sued in its corporate name.

2. The Company has full corporate power to enter into, deliver and to exercise its rights and perform its obligations under the Facility Agreement and to incur the obligations and, in particular, the indebtedness and the guarantee referred to therin and all corporate and other action required to authorise the execution and delivery of the Facility Agreement on behalf of the Company and the performance of its obligations and the exercise of its rights thereunder has been duly taken.

3. The Company has duly executed the Facility Agreement and the Facility Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

4. The obligations of the Company under the Facility Agreement are and will be direct, unconditional and unsecured obligations of the Company ranking at least equally and rateably in all respects with all its other unsecured and unsubordinated obligations and liabilities (actual or contingent).

5. All authorisations, approvals, licenses, consents, registrations, exemptions, fillings or declarations (if any) required by or otherwise appropriate under the laws of France in order for the Company:

5.1 to incur the obligations and, in particular, the indebtedness and the guarantee referred to in the Facility Agreement;

5.2 to execute and deliver the Facility Agreement and all other documents and instruments to be delivered by it pursuant thereto;

5.3 to perform and observe the terms and provisions thereof and to use the proceeds of drawings under the Facility Agreement in accordance with the terms thereof;

5.4 to make all payments under the Facility Agreement in the currencies in which the same are expressed to be payable; and

5.5 to render the Facility Agreement legal, valid, binding and enforceable have been duly obtained or effected and are in full force and effect.

6. The execution and delivery of the Facility Agreement by the Company and the exercise of its rights and the performance of its obligations thereunder and compliance with the terms thereof do not and will not:

6.1 contravene any provision of any law, statute, decree, judgment, rule or regulation to which the Company or any of its subsidiaries or any of its or their respective assets or revenues is subject;

6.2 to the best of my knowledge after due enquiry contravene any provision of any deed, document, instrument or agreement to which the Company is a party or which is binding on the Company or any of its assets;

6.3   violate any provision of the constitutional documents of the Company.

7. The execution and delivery of the Facility Agreement and drawing of the full amount of the Facility will not cause any limitation on the borrowing or other powers of the Company or on the exercise of such powers by the governing body of the Company imposed by its constitutional documents or by any law, statute, regulation or agreement to be exceeded.

8. All payments to be made by the Company under the Facility Agreement may be made in full, free and clear of and without any deduction or withholding for or on account of any Tax.

9. If the Facility Agreement were sued upon before a court in France, such court would recognise and give effect to the provision in the Facility Agreement whereby it is expressed to be governed by and construed in accordance with the laws of England and any judgment in respect of the Facility Agreement obtained against the Company in the English courts would be recognised and enforced by a court in France without relitigation or re-examination of any of the issues.

10. The submission by the Company under the Facility Agreement to the jurisdiction of the courts of England is valid and binding upon it. In any legal action or proceeding before the courts of France arising out of or in connection with the Agreement, Clause 34 will be given effect to so far as it requires the obligations of the Company to be determined in accordance with English law, provided that the relevant obligation is not held to be contrary to French public policy (ordre public), and any judgment on the Facility Agreement rendered by the courts in England will be enforced by the courts of France subject to, and in accordance with, the Brussels Convention dated 27th September, 1968 on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters, as presently in effect between France and the United Kingdom.

    The obligations of the Company under the Facility Agreement are not, in my opinion, contrary to French public policy (ordre public).

11. Neither the Company nor any of its assets has any immunity from suit or proceeding or the enforcement of any judgment (whether on the grounds of sovereign immunity or otherwise) under the laws of France.

12. There is no legal requirement under the laws of France in order to ensure the legality, validity, or enforceability of the Facility Agreement that the Facility Agreement or any other document be filed, recorded, registered or enrolled with any court or authority or that any other action (including, without limitation, notarisation) be taken in relation thereto.

13. There is no tax, levy, impost, deduction, charge, stamp duty or withholding imposed by the Republic of France or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of the Facility Agreement or any other documents to be furnished thereunder or (ii) on any payment to be made by the Company pursuant to the Facility Agreement.

14. Solely by reason of the execution of the Facility Agreement or the performance by the Bank of its respective obligations thereunder, it is necessary under the laws of France that the Bank should be licensed, qualified or otherwise permitted to carry on business in France in order to enable it to enforce its rights under the Facility Agreement.

15. Any judgment obtained against the Company in the courts of France in respect of any sum payable by it under the Facility Agreement would be expressed in French Francs or in Euro. French courts, if requested, have the power to express a judgment in a currency other than French Francs or Euro in respect of any action for the payment of a debt validly denominated in such currency.

The present opinion is, however, subject to the following reservations:

(A) An obligation to pay interest after judgment may be construed by a French Court as constituting a breach of the principle of authority of res judicata (autorite de la chose jugee). Article 1154 of the French Civil Code provides that the capitalisation of interest is only enforceable where interest has accrued for at least one year.

(B) Insofar as the foregoing opinion relates to the enforceability in France of any instrument, such opinion is subject to all applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and to the reservation that I express no opinion as to the availability under French law of remedies other than those culminating in a judgment for the payment of money.

(C) Certain determinations and certificates stated by the Facility Agreement to be conclusive may not be so treated by the French courts.

This opinion is addressed to you solely for your benefit and that of your successors, assigns and transferees in connection with the Facility Agreement. It is not to be transmitted to anyone else nor is it to be relied upon for any other purpose without my written consent. You may, however, provide a copy to your legal advisers and to any New Bank.

Yours faithfully


BERNARD LE GOATER
GENERAL COUNSEL
TO RHODIA

                                  SCHEDULE 5
                                NOVATION NOTICE

TO: *

    [Insert address of Agent]

Attention: .

                                    RHODIA
          (EURO)200,000,000 MULTICURRENCY REVOLVING CREDIT AGREEMENT
                            DATED 22 NOVEMBER 1999

1 This Novation Notice relates to the above Agreement. Terms defined in the Agreement have the same meaning in the Novation Notice.

2   The undersigned Existing Bank:

2.1 confirms that, to the extent details appear below under the heading "Rights and/or Obligations to be Novated", those details accurately summarise the rights and/or obligations which are to be novated and which are, upon delivery of this Novation Notice to the Agent (but subject to 3 below), cancelled and discharged in accordance with Clause 28.3 of the Agreement

2.2 confirms that any consent required in accordance with Clause 28.3 of the Agreement has been obtained to this novation

2.3 gives notice to the undersigned New Bank that the Existing Bank is under no obligation to repurchase all or any part of those rights and/or obligations at any time nor to support any losses suffered by the New Bank.

3 The undersigned New Bank agrees that it assumes and acquires new rights and/or obligations in accordance with Clause 28.3 of the Agreement on and with effect from [date].

4   The undersigned New Bank:

4.1 confirms that, until further notice, its Facility Office and details for communications are as set out below

4.2 agrees to perform and comply with the obligations expressed to be imposed on it by Clause 28.3 of the Agreement as a result of this Novation Notice taking effect

4.3 acknowledges and accepts paragraph 2.3 above

4.4 if not already a Bank, appoints the Agent to act as its agent as provided in the Agreement and agrees to be bound by the Agreement (including, but not limited to, Clause 24 and particularly, but not limited to, Clauses 24.5,
    24.7 and 24.8).

5 The above confirmations and agreements are given to and for the benefit of and made with each of the other parties to the Agreement.

6 The transfer fee payable under Clause 28.3 of the Agreement accompanies this Novation Notice.

7 This Novation Notice shall be governed by and construed in accordance with the laws of England.

  EXISTING BANK

  Name:

  By:

  Authorised Signatory

  Date: .

  NEW BANK

  Name:

  By:

  Authorised Signatory

  Date: .

  FACILITY OFFICE

  Address: [must be in the United Kingdom]

  Fax No:

  Attention:

  Rights and/or Obligations to be Novated

1 Existing Bank's Commitment to be novated: (Euro)

2 Existing Bank's share(s) of Advance(s) to be novated:

  AGENT

  Agreed for and on behalf of itself as Agent and the other parties to the Agreement

  Name:

  By:

  Authorised Signatory

  Date: . 199.

                                  SCHEDULE 6
                           NOTICE REQUESTING ADVANCE

TO: *

    [Insert address of Agent]

Attention: .

          (EURO)200,000,000 MULTICURRENCY REVOLVING CREDIT AGREEMENT
                            DATED 22 NOVEMBER 1999

We refer to the above Agreement between Rhodia (as initial borrower and guarantor), the Arranger and Banks and yourselves as Agent. Terms defined in that Agreement have the same meaning in this notice. [We refer also to the related Accession Agreement dated . to which we are a party.]

We give you notice that we wish an Advance to be made to us as follows:

AMOUNT:

CURRENCY:

DATE:            [.] (or, if that is not a Business day, the next Business Day)

TERM:            . months [or, if that election is ineffective, . months]**

The proceeds of the Advance are to be made available to us by credit to [our account/the account of . in favour of ourselves] at ., ., [or, if the Advance is under the terms of the Agreement to be made in Euro, to [our account/the account of . in favour of ourselves] at ., ..]

No Event of Default or Potential Event of Default has occurred, or will occur as a result of making this Advance **[, other than any waived in accordance with Clause 29.2 of the Agreement]. All representations and warranties in Clause 18 of the Agreement (except those in Clauses 18.9, 18.10 and 18.12 **[and except to any extent waived in accordance with Clause 29.2]) have been complied with and would be correct in all material respects if repeated today by reference to the circumstances now existing.

Dated [.]

[INSERT NAME OF RELEVANT BORROWER]

By:

Authorised signatory/ies


------------

**These words in square brackets should be included in a notice only where applicable.

                                  SCHEDULE 7
                              ACCESSION AGREEMENT

THIS AGREEMENT is made on . BETWEEN

(1) Rhodia (the "GUARANTOR")

(2) [ACCEDING BORROWER] ("[     ]") and

(3) * (the "AGENT") for and on behalf of itself, the Arranger and the Banks and is supplemental to the Credit Agreement referred to in "Background" below.

BACKGROUND

By an agreement dated 22 November 1999 between the Guarantor, the Arranger, the Banks named in it and the Agent (the "CREDIT AGREEMENT"), the Banks granted to Rhodia as initial borrower a (Euro)200,000,000 multi-currency revolving facility with an option to designate any Subsidiary of the Guarantor as an Acceding Borrower under the guarantee of the Guarantor as provided in the Credit Agreement.

1   INTERPRETATION

    Terms defined and references construed in the Credit Agreement (but not defined or construed in this Agreement) have the same meaning and construction in this Agreement. Except to the extent that the context requires otherwise, references in this Agreement to the Credit Agreement shall be construed, with any necessary consequential amendments, in the same way as references to "this Agreement" are construed by Clause 1.2 of the Credit Agreement.

2   ACCESSION

2.1 In accordance with Clause 2.5 of the Credit Agreement, the Guarantor
    requests the accession of [      ] as an Acceding Borrower under the Credit
    Agreement to assume the obligations and acquire the rights of a Borrower under the Credit Agreement as and from Accession occurring.

2.2 [     ] accepts its designation by the Guarantor as an Acceding Borrower under the Credit Agreement by Accession and agrees to assume the obligations and acquire the rights of a Borrower under the Credit Agreement as and from Accession occurring.

2.3 The Guarantor confirms that its Guarantee in Clause 16 of the Credit
    Agreement will apply to the obligations of [     ] as a Borrower under the
    Credit Agreement. The Guarantor hereby agrees to be bound by the terms of Clause 16 of the Credit Agreement with immediate effect.

2.4 The Agent, on behalf of itself, the Arranger and the Banks, agrees that
    [    ] shall, upon Accession occurring in accordance with Clause 2.5 of the
    Credit Agreement, become an Acceding Borrower under the Credit Agreement and shall have such obligations towards and such rights against each of the other parties to the Credit Agreement as are ascribed to it as a Borrower in the Credit Agreement.

2.5 For the purposes of Clause 30 of the Credit Agreement, the initial fax
    number, telex number, address and marking (if any) so designated by [     ]
    are set out under its name at the end of this Agreement.

3   REPRESENTATION AND WARRANTIES

    Each of the Guarantor and [     ] jointly and severally represents and
    warrants (but, in the case of [     ], in respect of itself and its
    Subsidiaries only) to and for the benefit of the Agent, the Arranger and each Bank as follows:

3.1 The representations and warranties set out in Clauses 18 (except for Clauses 18.8, 18.9 and, for the Guarantor only, 18.10) of the Credit Agreement have been complied with and are correct in all respects by reference to the circumstances existing on the date of this Agreement and will be complied with and correct in all respects on Accession occurring by reference to the circumstances existing on that date (but as if references in those representations and warranties to be Credit Agreement were instead to this Agreement and to the Credit Agreement as amended, supplemented and novated by this Agreement).

3.2 No Event of Default or Potential Event of Default is continuing, or will occur as a result of Accession, other than any waived in accordance with Clause 29.2 of the Credit Agreement.

    [INSERT ANY ADDITIONAL PROVISIONS AS REFERRED TO IN CLAUSE 2.5 OF THE CREDIT AGREEMENT]

4   MISCELLANEOUS

4.1 Save as expressly provided in this Agreement, the Credit Agreement remains and shall continue in full force and effect.

4.2 This Agreement and the Credit Agreement shall be read and construed together and be deemed to constitute one and the same instrument.

5   GOVERNING LAW AND JURISDICTION

5.1 This Agreement shall be governed by and construed in accordance with the laws of England.

5.2 For the benefit of the Arranger, the Agent and each Bank, all the parties irrevocably agree that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and/or the Credit Agreement and that, accordingly, any legal action or proceedings arising out of our in connection with this Agreement and/or the Credit Agreement ("PROCEEDINGS") may be brought in those courts
    and each of the Guarantor and [      ] irrevocably submits to the
    jurisdiction of those courts.

5.3 Nothing in this Clause 5 shall limit the right of the Arranger and/or the Agent and/or any Bank to take Proceedings against the Guarantor and/or
    [     ] in any other court of competent jurisdiction nor shall the taking of
    Proceedings in one or more jurisdictions preclude the Arranger and/or the Agent and/or any Bank from taking Proceedings in any other jurisdiction, whether concurrently or not.

5.4 Each of the Guarantor and [     ] irrevocably waives any objection which it
    may at any time have to the laying of the venue of any Proceedings in any court referred to in this Clause 5 and any claim that any such Proceedings have been brought in an inconvenient forum.

5.5

    5.5.1 [          ] irrevocably appoints . (of .) to receive, for it and on
          its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to . (whether or not it
          is forwarded to and received by [     ]).

    5.5.2 [     ] irrevocably consents to any process in any Proceedings
          anywhere being served by mailing a copy by post to it in accordance with Clause 30 of the Credit Agreement and this Agreement. Such service shall become effective 30 days after mailing.

    5.5.3 Nothing shall affect the right to serve process in any other manner permitted by law.

This Agreement has been entered into on the date stated at the beginning.

RHODIA

By:



[ACCEDING BORROWER]

Fax No:

Telex No:

Attention:

By:



THE AGENT
*
for and on behalf of itself,
the Arranger and the Banks

By:

                                  SCHEDULE 8
                                MANDATORY COSTS

1 Mandatory Costs in relation to any Term or Interest Period (or part of a Term or an Interest Period) relating to any particular Advance denominated in Sterling or overdue sum will be determined by the Agent on the basis of calculations made by each [London] Reference Bank as at 11 a.m. on the first day of that Term or Interest Period and, in the case of a Term or an Interest Period of more than 3 months, on the first Business Day of the second, and each (if any) successive, 3 month period during that Term or Interest Period.

2 Mandatory Costs will be the percentage rate per annum determined by the Agent to be the arithmetic mean (rounded up, if necessary, to 4 decimal places) of the respective rates notified by each Reference Bank to the Agent at its request as the rate resulting from the application of whichever of the following formulae is appropriate:

                            XL + S (L-D) + F x 0.01
                            -----------------------
                                  100 - (X+S)

  where on the day of application of a formula:

  X is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which such Reference Bank is required under or pursuant to the Bank of England Act 1998 (the "ACT") to maintain cash ratio deposits with the Bank of England

  L is the percentage rate per annum at which Sterling deposits for the relevant period are offered by such Reference Bank to leading banks in the London inter-bank market at or about 11 a.m. on that day

  F is the rate of charge payable by such Reference Bank to the Financial Services Authority (the "FSA") pursuant to the relevant paragraph of the Fees Regulations (but where, for this purpose, the figure at the relevant paragraph shall be deemed to be zero) and expressed in pounds per (Pounds)1 million of the Fee Base of such Reference Bank

  S is the level of Special Deposits, expressed as a percentage of Eligible Liabilities, which such Reference Bank is required to maintain by the Bank of England (or any other United Kingdom Agency)

  D is the percentage rate per annum payable by the Bank of England to such Reference Bank on Special Deposits

  X, L, S and D are to be expressed in the formula as numbers and not as percentages. A negative result obtained from subtracting D from L shall be counted as zero.

3 For the purposes of this Schedule:

  "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them under or pursuant to the Act, or by the Bank of England (as may be appropriate), on the day of application of the formula.

  "FEE BASE" has the meaning given to it for the purposes of, and shall be calculated in accordance with, the Fees Regulations.

  "FEES REGULATIONS" means, as appropriate, either:

  (a) the Banking Supervision (Fees) Regulations 1999 or

  (b) such regulations as are from time to time in force, relating to the payment of fees for banking supervision, in respect of periods subsequent to 31 March 2000.

4 Each Reference Bank shall use reasonable endeavours to supply to the Agent on request the percentage rate per annum so calculated by it on any date. If any Reference Bank does not do so on request of the Agent, the Agent shall determine the relevant Mandatory Costs on the basis of the quotations supplied by the remaining Reference Banks. If no, or only one, Reference Bank supplies a quotation on request of the Agent, then instead of Mandatory Costs being payable in respect of the relevant period, each Bank shall be entitled to claim compensation under Clause 13 (Increased Costs).

5 If there is any change in circumstance (including the introduction of alternative or additional requirements and/or any change in the interpretation or application of any requirement) which in the reasonable opinion of the Agent renders or will render the method of calculating Mandatory Costs wholly or partly inappropriate or inapplicable, the Agent may (after consultation with Rhodia and the Banks) vary the method of calculating Mandatory Costs by notifying Rhodia and the Banks of the new method. Any such variation shall, save for manifest error, be conclusive and binding on all parties and shall apply from the date specified in that notification.

                                   Schedule 9

                      Form of Global Effective Rate Letter



RHODIA
[address]
Attn: [__]


Dear Sir,

Euro 200,000,000 Multicurrency Syndicated Revolving Credit Agreement dated [_] 1999 (the "Agreement")

We refer to the Agreement. The terms defined in the Agreement shall have the same meaning when used in this letter.

In accordance with Section 8.5 (Global Effective Rate) of the Agreement, we hereby indicate to you that: (A) based on the assumption set forth in paragraph
(I) below, the interest rate payable by Rhodia would be [_] and the global effective rate would be [_]% per annum, and (B) based on the assumption set forth in paragraph (II) below, the interest rate payable by Rhodia would be [_] and the global effective rate would be [_]% per annum.

     (I)  First Assumption

          (i) the principal amount of the credit mentioned above (i.e., Euros 200,000,000) would be drawn completely in Euros on the date hereof and until the Final Maturity Date through Advances of six months each.

          (ii) The six-month EURIBOR would remain the same throughout the entire period of time until the Repayment Date of each of the relevant Advances and would be equal to [_]% per annum.

          (iii) The costs and general expenses are estimated to be [_], all taxes included.

     (II) Second Assumption

          (i) the principal amount of the credit mentioned above (i.e., Euros 200,000,000) would be drawn completely in one of the Optional Currencies on the date hereof and until the Final Maturity Date through Advances of six months each.

          (ii) The six-month LIBOR would remain the same throughout the entire period of time until the Repayment Date of each of the relevant Advances and would be equal to [_]% per annum.

          (iii) The costs and general expenses are estimated to be [_], all taxes included.



     We remind you that the interest rate(s) and global effective rates set forth above are given for information purposes only and shall not be binding on the parties to the Agreement.

     Very truly yours,



     [____]

This Agreement has been entered into on the date stated at the beginning.

RHODIA

By: /s/ [SIGNATURE ILLEGIBLE]
   ----------------------------


*
acting through its Paris branch as Initial Lender and as Arranger

By: /s/ [SIGNATURE ILLEGIBLE]          /s/ [SIGNATURE ILLEGIBLE]
   ------------------------------       ----------------------------
   Director                             Secretaire Central


*
acting through its London branch as Agent

By: /s/ [SIGNATURE ILLEGIBLE]          /s/ [SIGNATURE ILLEGIBLE]
   ------------------------------       ----------------------------
   Director                             Director